SECURITIES PURCHASE AGREEMENT

among

URN Resources Inc.

and

Uranium Energy Corp.

made as of

October 13, 2009

Exhibit A-- Registration Rights Agreement

Exhibit B-- Form of FIRPTA Certificate

Exhibit C-- Form of Assignment

Exhibit D - Form of Lessor Consents

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") between Uranium Energy Corp., a Nevada corporation ("Buyer"), and URN Resources Inc., a Nevada corporation ("Seller"), is made as of October 13, 2009 ("Execution Date").

Recitals

WHEREAS, Seller owns 1,000 units of membership interests in URN Texas GP, LLC ("URN LLC") representing 100% of all of such outstanding units ("URN LLC Securities").

WHEREAS, Seller owns 99 units of limited partnership interest in URN South Texas Project, Ltd. ("URN Ltd.", and together with URN LLC, the "Companies", or individually, a "Company") representing 100% of all of such outstanding units of limited partnership interest ("URN Ltd. Securities", and together with the URN LLC Securities, the "Company Securities"). URN LLC owns one (1) unit of general partnership interest in URN Ltd., representing 100% of all of such units of general partnership interest.

WHEREAS, Seller desires to sell, and Buyer desires to buy, the Company Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.     DEFINITIONS

"Accredited Investor" means an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.

"Administrative Agent" has the meaning set forth below in the definition of the term "Uranium One Credit Agreements".

"Affiliate" has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

"Agreement" has the meaning set forth in the first paragraph of this Agreement.

"Amex" means the NYSE Amex.

"Assignment" has the meaning set forth in Section 0.

"Bank Accounts" means accounts and deposit boxes maintained at any bank or other financial institution as of the Execution Date.

"Basket Amount" has the meaning set forth in Section 1.1(b).

"Benefit Plans" means, as to any Person, any Employee Plan that is maintained or contributed to by such Person (or any of its Affiliates) for the benefit of any current or former Employee.

"Business Day" means any day other than a Saturday, a Sunday, a United States or Canadian federal holiday or a banking holiday in the State of Texas or the Province of British Columbia.

"Buyer" has the meaning set forth in the first paragraph of this Agreement.

"Buyer Claim" has the meaning set forth in Section 1.1(c).

"Buyer Cure Period" has the meaning set forth in Section 1.1(b)(i).

"Buyer Financials" has the meaning set forth in Section 0.

"Buyer Indemnified Parties" has the meaning set forth in Section 1.1(a).

"Buyer Intellectual Property" has the meaning set forth in Section 1.1(a).

"Buyer Losses" has the meaning set forth in Section 1.1(a)(iii).

"Buyer Required Consents" has the meaning set forth in Section 1.1(a).

"Buyer Third Party Action" has the meaning set forth in Section 1.1(a).

"Canadian Disclosure Documents" has the meaning set forth in Section 0.

"Cap" has the meaning set forth in Section 1.1(b).

"CAR Rules" has the meaning set forth in Section 1.1(b).

"Closing" has the meaning set forth in Section 1.1(a).

"Closing Date" has the meaning set forth in Section 1.1(a).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collective Bargaining Agreement" has the meaning set forth in Section 3.14.

"Commission" means the Securities and Exchange Commission.

"Companies" has the meaning set forth in the third paragraph of this Agreement.

"Company Assets" has the meaning set forth in Section 3.6(a).

"Company Securities" has the meaning set forth in the third paragraph of this Agreement.

"Confidentiality Agreement" means the confidentiality agreement dated June 3, 2009 between Buyer and Uranium One Inc.

"Consent" means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

"Consulting Agreement Releases" has the meaning set forth in Section 0.

"Contract" means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

"Disclosure Schedule" means the schedule delivered by Seller to Buyer on or prior to the date of this Agreement.

"Dispute" has the meaning set forth in Section 1.1(a).

"Driscoll Agreements" mean (a) the In-Situ Uranium Mining Lease, dated November 30, 2008 by and between Robert Driscoll and Julia Driscoll and Robert Driscoll, Jr. Foundation, South Texas Mining Venture, L.L.P., Energy Metals Corporation (US), Uranium One Inc. and Everest Exploration, Inc., a memorandum of which was recorded in Duval County, Texas as Instrument Number 2008-102588; and (b) the Uranium Mining Lease Option, dated November 30, 2008 by and between Robert Driscoll and Julia Driscoll and Robert Driscoll, Jr. Foundation, South Texas Mining Venture, L.L.P., Energy Metals Corporation (US), Uranium One Inc. and Everest Exploration, Inc., a memorandum of which was recorded in Duval County, Texas as Instrument Number 2008-102587.

"Eligible Terminated Person" has the meaning set forth in Section 0(b).

"Employee" means, as to any Person, any individual who is employed by such Person.

"Employee Plan" means any pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock or other equity, leave of absence, layoff, vacation, dependent care, cafeteria, life, health, accident, disability, worker's compensation or other insurance, severance, separation or other employee benefit plan or program including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

"Encumbrance" means any charge, claim, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environment" means the ambient air, water, groundwater, surface and subsurface soil.

"Environmental Laws" means, as to any Person, all Laws applicable to the conduct and the operation of the business of such Person in force on or prior to the Closing, and relating to uranium mining and processing, radioactive materials, Hazardous Materials and the protection and remediation of the Environment.

"Environmental Permits" means, as to any Person, any licenses, permits, authorizations and approvals issued by any Governmental Authorities (including the NRC) and required to be obtained by such Person under Environmental Laws for the conduct and the operation of the business of such Person as currently conducted.

"Equipment" has the meaning set forth in Section 0.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

"Everest Conditions" has the meaning set forth in Section 5.18.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Execution Date" has the meaning set forth in the first paragraph of this Agreement.

"GAAP" means, with respect to the Companies and STMV, Canadian generally accepted accounting principles, as in effect from time to time, and with respect to Buyer, United States generally accepted accounting principles, as in effect from time to time.

"Governmental Authority" means any federal, state, regional, local government or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial or regulatory authority, or any court of competent jurisdiction, administrative agency or commission or other governmental authority.

"Governmental Entity" means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

"Governmental Order" means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

"Hazardous Materials" means any chemicals, materials or substances which are defined, listed, identified or regulated as a "radioactive material", "radioactive waste", "hazardous waste" or "hazardous substance" under any applicable Environmental Laws.

"Indebtedness" means, as to any Person, all obligations of such Person for payment of borrowed money, including obligations for payment of principal, interest and penalties, other than pursuant to the Letters of Credit.

"Indemnity Limitations" has the meaning set forth in Section 1.1(b).

"IRS" means the United States Internal Revenue Service.

"Knowledge" means the actual knowledge of the Knowledge Personnel.

"Knowledge Personnel" with respect to Buyer means Amir Adnani, Harry Anthony and Pat Obara and with respect to Seller means Terry Lloyd, Larry McGonagle, Gordon Peake and Dennis Stover.

"Law" means any law, ordinance, regulation, statute or treaty of any Governmental Entity.

"Legal Proceeding" means any judicial, administrative or arbitration actions, suits, proceedings (public, private, civil or criminal) by or before a Government Authority.

"Lenders" has the meaning set forth below in the definition of the term "Uranium One Credit Agreements".

"Letters of Credit" has the meaning set forth in Section 1.1(e).

"Liability" means any liability or obligation whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted, including, without limiting the foregoing, all reclamation, restoration and cleanup activities associated with or arising out of conducting exploration and mining activities.

"Liens" means any lien, security interests, mortgages, charges, pledges, conditional sales contracts, and other title retention arrangements, restrictions (including, in the case of real property, rights of way, use restrictions, and other reservations or limitations of any nature) or encumbrances whatsoever.

"Litigation" means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

"Loss" means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys' fees and expenses.

"Material Adverse Effect" means, as to the Companies and STMV, on the one hand, or the Buyer, on the other hand, any change, effect, event or condition, individually or in the aggregate, that has had a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of the Companies and STMV, collectively, or the Buyer, in each case taken as a whole; provided that in determining whether a Material Adverse Effect has occurred, any effect to the extent attributable to the following will not be considered: (a) changes in Laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (b) changes in prevailing interest rates, (c) changes in uranium prices or in general economic conditions, (d) any change, effect, fact, event or condition that adversely affects uranium mining in the United States or the State of Texas generally, or the mining industry generally, (e) any actions taken or omitted to be taken pursuant to the terms of this

Agreement, (f) any effects resulting from the announcement of this Agreement, and (g) any effects resulting from facts, events or conditions that are disclosed in this Agreement or in the Disclosure Schedules or of which a party had Knowledge on the Execution Date.

"NRC" means the Nuclear Regulatory Commission of the United States of America.

"Ordinary Course of Business" means, as to any Person, the ordinary course of business of such Person consistent with past custom and practice.

"Organizational Documents" means the following (or equivalents thereof) (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement or regulations and articles or certificate of formation or organization of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (f) any amendment to any of the foregoing.

"Pending Barton Action" means the matter known as Cause No. DC-09-127; Peter Barton v. Michael O'Leary, et al., currently venued in the 229th Judicial District Court of Duval County, Texas.

"Permits" means, as to any Person, all licenses, permits and approvals issued to such Person by any Governmental Authority and used in the operation of the business of such Person, other than Environmental Permits.

"Permitted Liens" means (a) Liens for Taxes, impositions, assessments, fees, rents or other governmental charges levied or assessed or imposed not yet delinquent or being contested in good faith by appropriate proceedings; (b) statutory Liens (including materialmen's, warehousemen's, mechanic's, repairmen's, landlord's and other similar Liens) arising in the Ordinary Course of Business securing payments not yet delinquent or being contested in good faith by appropriate proceedings; (c) matters of public record; (d) any conditions that reasonably would be expected to be shown by a current survey; (e) surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, transmission and transportation lines and similar encumbrances on real property; (f) any terms and conditions included in any Seller Material Contracts, Permits listed on Schedule 1.1(b), and Environmental Permits listed on Schedule 1.1(b) with respect to Seller, and any terms and conditions included in any Buyer Material Contracts with respect to Buyer; (g) the rights of lessors and lessees under leases, and the rights of third parties under any agreement, executed in the Ordinary Course of Business; (h) the rights of licensors and licensees under licenses executed in the Ordinary Course of Business; (i) restrictive covenants, easements and defects, imperfections or irregularities of title or Liens, if any, as would not reasonably be expected to materially interfere with the conduct of the business of the Companies or the Buyer, as applicable; (j) purchase money Liens and Liens securing rental payments under leases that constitute capital leases under GAAP; (k) restrictions on transfer with respect to which consents or waivers will be obtained prior to the Closing; (l) Liens entered into in the Ordinary Course of Business which do not secure the payment of indebtedness for borrowed money and which do not materially and adversely affect the ability of either of the Companies or the Buyer, as applicable, to conduct its respective business; (m) Liens referenced in any title policies or real property files listed in the Schedules; and (n) Liens contained in the Organizational Documents of either Company or Buyer.

"Person" means any individual, corporation (including any non profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

"Purchase Consideration Shares" has the meaning set forth in Section 0.

"Purchase Value" means the dollar value equal to the product of (a) 2,500,000 multiplied by (b) the closing price of one share of Buyer's common stock as reported by Amex on the Closing Date (or, if no closing price is reported by Amex with respect to the Closing Date, the most recent closing price reported by Amex prior to the Closing Date).

"Registration Rights Agreement" means the registration rights agreement to be entered into between Buyer and Seller on the Closing Date substantially in the form attached as Exhibit A hereto.

"Release Deadline" has the meaning set forth in Section 0.

"Representatives" means, with respect to any Person, the directors, officers, employees, accountants, agents, attorneys, consultants, advisors and other representatives of such Person.

"Required Insurance" has the meaning set forth in Section 0.

"Required Releases" has the meaning set forth in Section 0.

"Required Sureties" has the meaning set forth in Section 0.

"Return" means any return, declaration, report, estimate, information return and statement pertaining to any Taxes.

"SEC Documents" means all reports, schedules, forms, statements and other documents required to be filed with the Commission by Buyer since the date that is two years prior to the Execution Date, including, without limitation, all exhibits included or incorporated by reference therein, financial statements and schedules thereto, and documents (other than exhibits) included or incorporated by reference therein.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Seller" has the meaning set forth in the first paragraph of this Agreement.

"Seller Claim" has the meaning set forth in Section 1.1(c).

"Seller Cure Period" has the meaning set forth in Section 1.1(c)(i).

"Seller Financial Statements" has the meaning set forth in Section 3.8.

"Seller Fiscal Year End" has the meaning set forth in Section 3.8.

"Seller Indemnified Parties" has the meaning set forth in Section 1.1(a).

"Seller Intellectual Property" has the meaning set forth in Section 1.1(a).

"Seller Losses" has the meaning set forth in Section 1.1(a)(iii).

"Seller Material Contracts" has the meaning set forth in Section 1.1(a)(vii).

"Seller Required Consent" has the meaning set forth in Section 1.1(b).

"Seller Third Party Action" has the meaning set forth in Section 1.1(a).

"Severance Payment" has the meaning set forth in Section 0(b).

"Shell Company" means a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents or (iii) assets consisting of cash and cash equivalents together with other nominal assets.

"STMV" means the South Texas Mining Venture, L.L.P., a Texas limited liability partnership.

"STMV Interests" has the meaning set forth in Section 1.1(c).

"STMV Leased Real Property" has the meaning set forth in Section 1.1(a).

"STMV Owned Real Property" has the meaning set forth in Section 1.1(a).

"STMV Real Property" has the meaning set forth in Section 1.1(a).

"Sub-Basket Amount " has the meaning set forth in Section 1.1(b).

"Subsidiary" means any Person in which a controlling ownership interest is owned, directly or indirectly, by another Person.

"Tax Affiliate" means the Companies, STMV and any other Person that is or was a member of an affiliated, combined or unitary group of which the Companies or STMV are or were members.

"Tax Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

"Taxes" means all income, profit, sales, use, value added, transfer, withholding, excise, severance, stamp, occupation or property taxes, customs duties, charges or other taxes, as well as social security contributions, together with any interest and any penalties.

"Tax Returns" means any report, return, election, document, schedule, attachment, estimated tax filing, declaration or other filing provided to any Tax Authority including any amendments thereto.

"Third Person" means a Person other than Seller, UEC Sub, Buyer, the Companies and any of their Affiliates.

"Treasury Regulations" means the rules and regulations under the Code.

"UEC Sub" means Buyer's wholly-owned Subsidiary, UEC Resources Ltd., a British Columbia corporation.

"Uranium One Credit Agreements" means the credit agreement, dated as of June 27, 2008, by and among the Bank of Montreal and the Bank of Nova Scotia, as lenders (the "Lenders"), and Uranium One, as borrower, and the Bank of Montreal, as administrative agent (in such capacity, the "Administrative Agent"), and the other agreements entered into in connection therewith, including, but not limited to, (a) the Securities Pledge Agreement, dated June 27, 2008, made by Seller to and in favor of the Administrative Agent, pledging to the Administrative Agent its membership interest in URN LLC and its limited partnership interest in URN Ltd.; (b) the Guarantee, dated June 27, 2008, made by URN LLC in favor of the Administrative Agent; (c) the Securities Pledge Agreement, dated June 27, 2008, made by URN LLC to and in favor of the Administrative Agent, pledging to the Administrative Agent its general partnership interest in URN Ltd.; (d) the Subordination and Assignment Agreement, dated June 27, 2008, made by URN LLC in favor of the Administrative Agent; (e) the Guarantee, dated June 27, 2008, made by URN Ltd. in favor of the Administrative Agent; and (f) the Subordination and Assignment Agreement, dated June 27, 2008, made by URN Ltd. in favor of the Administrative Agent.

"URN LLC" has the meaning set forth in the third paragraph of this Agreement.

"URN LLC Securities" has the meaning set forth in the third paragraph of this Agreement.

"URN Ltd." has the meaning set forth in the fourth paragraph of this Agreement.

"URN Ltd. Securities" has the meaning set forth in the fourth paragraph of this Agreement.

II.     PURCHASE OF COMPANY SECURITIES AND CLOSING

2.1     Purchase and Sale

. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, the Company Securities.

2.2     Purchase Consideration Shares

.

In consideration of the Company Securities, Buyer agrees to issue to Seller at Closing 2,500,000 shares of common stock of Buyer, par value $0.001, subject to equitable adjustment in the event that, prior to the Closing Date, there is any share split, subdivision, combination, share dividend, extraordinary dividend or reorganization involving shares of common stock of Buyer ("Purchase Consideration Shares").

2.3     The Closing

      The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey and Whitney LLP in Seattle, Washington, at 11:00a.m. on the second (2nd) Business Day after the date on which the conditions set forth in Article 0 are satisfied or at such other place, time and/or date as may be mutually agreed by Buyer and Seller (the applicable date being the "Closing Date"). The failure of the Closing will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement. The Closing will be effective as of the close of business on the Closing Date.

      Subject to the conditions set forth in this Agreement, on the Closing Date:

        Seller will deliver to Buyer:

          the Registration Rights Agreement duly executed by Seller;

          each of the URN LLC Securities and the URN Ltd. Securities, and certificates representing the same, free and clear of all Encumbrances other than transfer restrictions imposed by applicable Laws, duly endorsed or accompanied by duly executed stock powers;

          a certificate of an appropriate officer of Seller dated the Closing Date stating that the conditions in Section 0, and the applicable conditions that must be satisfied by Seller in Section 0, have been satisfied;

          a FIRPTA certificate in the form of Exhibit B, duly executed by the Seller for purposes of satisfying Buyer's obligations under Treasury Regulations Section 1.1445-2;

          the minute books, unit records, seal and other materials related to the limited liability company administration of URN LLC and the limited partnership administration of URN Ltd.;

          resignations in writing (effective as of the Closing Date) from the manager of, and each officer of, URN LLC;

          three (3) original counterparts of the Assignment duly executed by High Plains Uranium, Inc. or its successor;

          certified copies of resolutions of the board of directors of Seller authorizing the execution and delivery of, and completion of the transaction contemplated by, this Agreement; and

          copies of all Seller Required Consents of the Administrative Agent and Lenders under the terms of the Uranium One Credit Agreements.

        All actions to be taken by Seller in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to Buyer.

        Buyer will deliver to Seller:

          a duly executed copy of the Registration Rights Agreement;

          the Purchase Consideration Shares, registered in the name of Seller, and a certificate(s) representing the same;

          a certificate of an appropriate officer of Buyer dated the Closing Date stating that the conditions in Section 0, and the applicable conditions that must be satisfied by Buyer in Section 0, have been satisfied;

          evidence reasonably satisfactory to Seller that the Required Insurance is in place and effective;

          evidence reasonably satisfactory to Seller that the Required Releases have been obtained unless the Driscoll Agreements have been terminated as provided in Section 0;

          copies of the Required Sureties to be submitted to the relevant Governmental Authority in compliance with Section 0;

          a copy of the Assignment duly executed by Buyer;

          evidence that Amex has granted its final approval for the listing of the Purchase Consideration Shares immediately upon issuance;

          a copy of the Consulting Agreement Releases duly executed by each of Tom Crain and Jim Clark; and

          certified copies of resolutions of the board of directors of the Buyer authorizing the execution and delivery of, and completion of the transaction contemplated by, this Agreement.

      All actions to be taken by Buyer in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated by this Agreement will be in form and substance reasonably satisfactory to Seller.

      All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

      2.4     Purchase Price Allocation

      . Of the Purchase Consideration Shares, 99% will be allocated to the URN Ltd. Securities and 1% will be allocated to the URN LLC Securities.

      III.     REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the Closing Date:

      3.1     Corporate Status

      Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Seller has full corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

      The Companies and STMV.

        URN LLC. URN LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas and has all requisite corporate power to carry out its business as currently conducted.

        URN Ltd. URN Ltd. is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Texas and has all requisite partnership power to carry out its business as currently conducted.

        STMV. To Seller's Knowledge, STMV is a limited liability partnership duly formed, validly existing and in good standing under the Laws of the State of Texas and has all requisite partnership power to carry out its business as currently conducted.

      Interests in Other Persons. URN LLC does not own, directly or indirectly, any securities in any corporation, partnership, or other Person, and is not a member of or a participant in any partnership, joint venture or similar enterprise, except that URN LLC owns one (1) unit of general partnership interest in URN Ltd. URN Ltd. does not own, directly or indirectly, any securities in any corporation, partnership, or other Person, and is not a member of or a participant in any partnership, joint venture or similar enterprise, except that URN Ltd. has a 99% ownership interest in STMV ("STMV Interests"). To Seller's Knowledge, STMV does not own, directly or indirectly, any securities in any corporation, partnership, or other Person, and is not a member of or a participant in any partnership, joint venture or similar enterprise.

      Organizational Documents. Seller has made available to Buyer true, correct and complete copies of the Organizational Documents of URN LLC and URN Ltd., and, to Seller's Knowledge, of STMV.

      3.2     Capitalization, Title to the Securities

      The authorized securities of URN LLC consist solely of 1,000 units of membership interests, all of which are issued and outstanding. The URN LLC Securities represent all of the issued and outstanding securities of URN LLC and there are no other authorized, issued or outstanding securities of URN LLC. There are no commitments providing for the issuance of any additional securities of URN LLC.

      The URN LLC Securities are owned by Seller free and clear of any Liens, other than (i) as of the date of this Agreement, but not as of the Closing Date, the Liens imposed under the Uranium One Credit Agreements, and (ii) transfer restrictions imposed by applicable Laws. All of such URN LLC Securities have been validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive or similar rights or applicable Law.

      The authorized securities of URN Ltd. consist solely of one hundred (100) units of partnership interest, consisting of one (1) unit of general partnership interest and ninety-nine (99) units of limited partnership interest, all of which are issued and outstanding. The URN Ltd. Securities represent all of the issued and outstanding units of limited partnership interest of URN Ltd., and URN LLC holds all of the outstanding units of general partnership interest of URN Ltd., and there are no other authorized, issued or outstanding securities of URN Ltd. There are no commitments providing for the issuance of any additional securities of URN Ltd.

      The URN Ltd. Securities are owned by Seller free and clear of any Liens, other than (i) as of the date of this Agreement, but not as of the Closing Date, the Liens imposed under the Uranium One Credit Agreements, and (ii) transfer restrictions imposed by applicable Laws. All of such URN Ltd. Securities have been validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive or similar rights or applicable Law.

      To Seller's Knowledge, URN Ltd. owns a 99% interest in STMV and Everest Exploration, Inc. owns a 1% interest in STMV, and there are no other authorized, issued or outstanding interests or securities of STMV or other commitments providing for the issuance of any additional interests or securities of STMV.

      To Seller's Knowledge, except as set forth on Schedule 0, (i) the STMV Interests are owned by URN Ltd. free and clear of any Liens, other than transfer restrictions imposed by applicable Laws; and (ii) such STMV Interests have been validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive or similar rights or applicable Law.

      3.3     Authority and Binding Effect

      . This Agreement and the transactions contemplated hereby have been duly approved by the relevant corporate bodies of Seller and constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

      3.4     No Conflicts

      . To Seller's Knowledge, except as set forth on Schedule 0, neither the execution and delivery of this Agreement by Seller, nor the performance of Seller's obligations hereunder, will: (a) violate any applicable Law or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; (b) (i) result in the creation of any Lien upon any of the URN LLC Securities, the URN Ltd. Securities or the STMV Interests or any assets or properties of URN LLC, URN Ltd. or STMV or (ii) constitute an event which, after notice or lapse of time or both, would result in any such creation of a Lien upon any of the URN LLC Securities, the URN Ltd. Securities or the STMV Interests or any assets or properties of URN LLC, URN Ltd. or STMV; or (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time) a default under, result in the acceleration of obligations under, create in any Third Person the right to terminate, accelerate, modify or cancel, or require a waiver, consent or notice under any Contract to which URN LLC, URN Ltd. or STMV is a party, by which URN LLC, URN Ltd. or STMV is bound or to which the assets of URN LLC, URN Ltd. or STMV are subject.

      3.5     Real Property and Leases

      To Seller's Knowledge, except as set forth on Schedule 0:

      Neither Company owns or leases any real property. Schedule 1.1(a) hereto contains a complete list of (a) all real property, including rights of way, owned by STMV ("STMV Owned Real Property") and (b) all real property leased by STMV ("STMV Leased Real Property", and collectively with the STMV Owned Real Property, the "STMV Real Property") as of the Execution Date. STMV does not use or occupy in any manner whatsoever any real property other than the STMV Real Property.

      STMV owns the STMV Owned Real Property, free and clear of Liens other than Permitted Liens. No Person other than STMV is in possession of, or is otherwise entitled to occupation or use of the STMV Owned Real Property. No written notice has been received from any Governmental Authority and there is no claim from any Governmental Authority pending against STMV with respect to any planned expropriation or condemnation of any material STMV Owned Real Property.

      STMV has a valid leasehold interest in the STMV Leased Real Property. STMV has not received any written notice of termination or cancellation of any lease agreement under which STMV uses the STMV Leased Real Property.

      3.6     Assets.

      To Seller's Knowledge, STMV owns each of the assets listed on Schedule 3.6(a) (the "Company Assets").

      To Seller's Knowledge, STMV owns the Company Assets free and clear of Liens other than Permitted Liens and, except as disclosed in Schedule 3.6(b), no Person other than STMV is in possession of, or is otherwise entitled to the use of, the Company Assets.

      3.7     Contracts

      To Seller's Knowledge, Schedule 1.1(a) contains a list of the following material Contracts to which one or more of the Companies or STMV is a party as of the Execution Date:

        each written Contract which involves the purchase or the sale of goods or the rendering of services outside the Ordinary Course of Business and involves aggregate payments in excess of $100,000 in any single year;

        each loan or credit agreement, security agreement, mortgage, pledge or other agreement or instrument evidencing Indebtedness of each of the Companies and STMV in excess of $100,000;

        any material Contract or agreement which includes a covenant from any of the Companies or STMV not to compete in any geographic area with respect to business operations;

        any joint venture agreement, partnership agreement or similar agreement relating to a common enterprise with any Person (other than one of the Companies or STMV);

        any agreement for capital expenditures of more than $100,000 during the twelve (12) months following the Execution Date;

        any agreement between any of the Companies or STMV and its respective Affiliates which is in full force and effect on the date hereof; and

        any non Ordinary Course of Business agreement valued at more than $100,000 that cannot be terminated within ninety (90) days of termination notice or without material termination fees or penalties (the items described in clauses (i) through (vii) hereof being collectively referred to herein as the "Seller Material Contracts").

      To Seller's Knowledge, except as set forth on Schedule 1.1(b), each Seller Material Contract to which any of the Companies or STMV is a party (i) is in full force and effect; and (ii) represents the legal, valid and binding obligation of the respective Company or STMV that is party thereto and, to Seller's Knowledge, represents the legal, valid and binding obligation of the other parties thereto, in each case enforceable in accordance with its terms. Except as set forth on Schedule 1.1(b), neither of the Companies nor, to the Knowledge of Seller, STMV, is in material breach of any Seller Material Contract to which it is a party, and none of Seller, the Companies or, to the Knowledge of Seller, STMV, has received any written or, to Seller's Knowledge, oral notice of termination or breach of any Seller Material Contract.

      3.8     Financial Statements

      . Except as disclosed on Schedule 3.8: (a) the unaudited balance sheets of the Companies and STMV as of December 31, 2008 (the "Seller Fiscal Year End") and as of June 30, 2009, and the unaudited statements of income of the Companies and STMV for the twelve (12) month period ending on the Seller Fiscal Year End and for the six month period ending on June 30, 2009 (collectively, the "Seller Financial Statements") are based upon the books and records of the respective Companies and STMV, respectively; (b) have been prepared in accordance with GAAP consistently applied during the periods indicated; and (c) present fairly the financial position of the respective Companies and STMV on the respective dates indicated, except that the Seller Financial Statements do not contain any notes and the interim period Seller Financial Statements are subject to year-end adjustments, none of which are material.

      3.9     Litigation

      . Except as disclosed on Schedule 0, to the Knowledge of Seller, there is no Legal Proceeding pending against either Company or STMV, except as would not, in the aggregate, have a Material Adverse Effect.

      3.10    Compliance with Law

      To Seller's Knowledge, except with respect to (a) matters set forth on Schedule 1.1(a); (b) compliance with Laws concerning Employee matters (as to which certain representations and warranties are made pursuant to Section 3.14); (c) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 3.16); (d) compliance with Laws concerning Benefit Plans (as to which are made pursuant to Section 0); and (e) compliance with Laws concerning Taxes (as to which certain representations and warranties are made pursuant to Section 0), the Companies and STMV are in compliance in all material respects with all applicable Laws.

      To Seller's Knowledge, (i) Schedule 1.1(b) sets forth a true, correct and complete list of all material Permits of each Company and STMV (other than Environmental Permits, which are set forth on Schedule 1.1(b)) as of the Execution Date, (ii) each Company and STMV possess or hold contractual rights to the benefit of all such Permits necessary to conduct the business operations thereof as currently conducted except where the failure to possess such Permit would not reasonably be expected to have a Material Adverse Effect, and (iii) all such Permits are in full force and effect and there are no Legal Proceedings pending or, to Seller's Knowledge, threatened, seeking the revocation, cancellation, suspension or adverse modification thereof, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.11    Brokers, Finders and Agents

      . No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by Seller, the Companies or STMV.

      3.12    Intellectual Property

      The Companies and, to the Knowledge of Seller, STMV, own, possess, or have the right to use pursuant to a license all patents, trademarks, trade names, and copyrights currently used in and material to the operations of their respective businesses (the "Seller Intellectual Property").

      To Seller's Knowledge, none of the Seller Intellectual Property is the subject of any current or threatened Legal Proceeding.

      3.13    Insurance

      . Each Company and the operations of the business of the Companies (as currently conducted) are insured under various policies of general liability and other forms of insurance, which policies when taken together are of the type and in the amounts customary and adequate for each Company and the operations of the business of the Companies (as currently conducted) in all material respects. To Seller's Knowledge, STMV and the operations of its business (as currently conducted) are insured under various policies of general liability and other forms of insurance, which policies when taken together are of the type and in the amounts customary and adequate for STMV and the operations of the business of STMV (as currently conducted) in all material respects.

      3.14    Employees and Labor Matters

      . Schedule 3.14 lists all Employees of each of the Companies and, to Seller's Knowledge, of STMV, as of the Execution Date, together with a description of their respective job titles and annual compensation (including salaries, bonuses, consulting or directors' or managers' fees and incentive or deferred compensation). Except as described on Schedule 0, there are no Employees who have employment Contracts that are not terminable at will by the respective Company or, to the Knowledge of Seller, by STMV, without payment, other than payments for past services or accrued and unpaid bonuses, commissions, vacation pay or the like, or payments required under any general policy or practice of the respective Company or STMV. Neither Company nor, to Knowledge of Seller, STMV, is a party to any collective bargaining agreement or other labor agreement with any union or labor organization ("Collective Bargaining Agreement") and no union or labor organization has been recognized by either Company or STMV as an exclusive bargaining representative for Employees. There is no current union representation question involving Employees of either Company or, to the Knowledge of Seller, of STMV, nor does Seller have Knowledge of any activity or proceeding of any labor organization or employee group to organize any such Employees.

      3.15     Benefit Plans

      . Except as set forth on Schedule 3.15:

      Schedule 1.1(a) lists each Company's and, to the Knowledge of Seller, STMV's, Benefit Plans that are currently in effect as of the Execution Date.

      To Seller's Knowledge, each Benefit Plan that is intended to be qualified under section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and nothing has occurred since the date of such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

      To Seller's Knowledge, each Benefit Plan of each Company and STMV has been maintained in material compliance with its terms and applicable Laws.

      No Benefit Plan of either Company or, to the Knowledge of Seller, of STMV, is, or within the past six (6) years has been, subject to Title IV of ERISA or subject to section 412 of the Code or section 302 of ERISA.

      Neither Company nor, to the Knowledge of Seller, STMV or any other "disqualified person" or "party in interest" (as defined in section 4975(e)(2) of the Code and section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Benefit Plan of either Company or STMV that could reasonably be expected to result in the imposition of a material penalty pursuant to section 502 of ERISA or a material excise tax pursuant to section 4975 of the Code.

      No Benefit Plan of either Company, or, to the Knowledge of Seller, of STMV, provides for material post-employment or retiree welfare benefits, except to the extent required by Part 6 of Title I of ERISA or section 4980B of the Code.

      No material liability, claim, action or litigation has been made, commenced or, to the Knowledge of Seller, threatened with respect to any Benefit Plan of either Company (other than routine claims for benefits payable in the Ordinary Course of Business and appeals of denied claims). To the Knowledge of Seller, no material liability, claim, action or litigation has been made, commenced or threatened with respect to any Benefit Plan of STMV (other than routine claims for benefits payable in the Ordinary Course of Business and appeals of denied claims).

      3.16     Environmental Matters

      . To Seller's Knowledge, except as set forth on Schedule 3.16:

      Each Company and STMV is in compliance in all material respects with all Environmental Laws.

      All material Environmental Permits of each Company and STMV are valid and in full force and effect. A list of such material Environmental Permits as of the Execution Date is set forth on Schedule 1.1(b).

      Neither Company nor STMV has, since January 1, 2007, received any official and binding written notice from a Governmental Authority lawfully exercising its powers under any applicable Environmental Laws and alleging that the business of the Companies or STMV as currently operated does not comply in any material respect with Environmental Laws and with Environmental Permits.

      No Legal Proceeding relating to the violation by the Companies or STMV of any applicable Environmental Laws is pending or, to the Knowledge of Seller, threatened, as of the Closing Date.

      A list of all letters of credit issued to the Companies or STMV for purpose of securing the performance of their respective obligations under the Environmental Laws or pursuant to the Environmental Permits is set forth in Schedule 1.1(e) hereto (the "Letters of Credit"). The amount set forth in these Letters of Credit does not necessarily reflect the surety amounts currently required under the Environmental Laws or pursuant to the Environmental Permits, as those amounts may change at any time due to a number of reasons, such as changes in the status of operations or remediation, changes (including inflation adjustments) in the estimated remediation costs, and changes required due to review and direction of Government Authorities.

      All representations and warranties of Seller relating to Environmental Laws and Environmental Permits are exclusively set forth in the representations and disclosures made pursuant to this Section 3.16. Notwithstanding any other provision of this Agreement, Seller makes no representation or warranty with respect to the Environmental Permits held by Everest Exploration, Inc.

      3.17     Taxes

      . Except as set forth on Schedule 3.17:

      Since January 1, 2007, (i) each Company and, to the Knowledge of Seller, STMV, has filed with the appropriate Tax Authority all Tax Returns required to be filed by it under any applicable Laws, and (ii) neither Company nor, to the Knowledge of Seller, STMV, is currently the beneficiary of any extension of time within which to file any Tax Return.

      All Taxes due and owing by each Company and, to the Knowledge of Seller, by STMV, (whether or not shown on any Tax Returns) have been paid.

      No deficiencies for Taxes of either Company or, to the Knowledge of Seller, of STMV, have been claimed or proposed or assessed in writing by any Tax Authority that have not been settled without imposing any material continuing obligations on either Company. To Seller's Knowledge, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of either Company or STMV. Neither Company nor, to the Knowledge of Seller, STMV, has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, made any request in writing for any such extension or waiver, or executed or filed a power of attorney with respect to any Taxes with any Tax Authority.

      3.18     Bank Accounts

      . Schedule 3.18 sets forth a true, correct and complete list of each of the Companies', and, to the Knowledge of Seller, STMV's, Bank Accounts and the names of the persons authorized to effect transactions in such accounts and with access to such boxes.

      3.19     Absence of Certain Changes

      . Except as set forth on Schedule 3.19, since June 30, 2009, to the Knowledge of Seller (a) there has not been any event, occurrence, development or circumstance that has had or that would reasonably be expected to have a Material Adverse Effect on the Companies or STMV, taken as a whole; and (b) the operations of the business of the Companies and STMV have been conducted only in the Ordinary Course of Business.

      3.20     Investor Representations

      . Seller: (a) understands that the Purchase Consideration Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and the certificates representing the Purchase Consideration Shares will contain a Securities Act legend restricting transfer; (b) is acquiring the Purchase Consideration Shares solely for such Seller's own account for investment purposes, and not with a view to the distribution thereof; (c) is an Accredited Investor and a sophisticated investor with knowledge and experience in business and financial matters; and (d) is able to bear the economic risk and lack of liquidity inherent in holding the Purchase Consideration Shares.

      3.21     Survival.

      The representations and warranties contained in this Article III (as modified by the Schedules hereto as supplemented or amended),will survive the Closing, and notwithstanding the Closing will continue in full force and effect for the benefit of Buyer for a period of twelve (12) months from the Closing Date, except for those representations in Sections (a), (b), (b), (d), 0, 1.1(a), 1.1(b), 3.5(c) and 0 which will continue in full force and effect until two months after the expiration of the applicable statute of limitations.

      3.22     No Other Representations or Warranties; Schedules

      . Except for the representations and warranties contained in this Article 0 (as modified by the Schedules hereto as supplemented or amended), neither the Seller nor any other Person makes any express or implied representation or warranty with respect to the Seller, the Companies, STMV, their respective assets, properties, businesses, operations, results of operations, financial condition or liabilities, or the transactions contemplated by this Agreement, and the Seller disclaims any other representations or warranties, express or implied, whether made by the Seller, the Companies, STMV or any other Person. Except for the representations and warranties contained in this Article 0 (as modified by the Schedules hereto, as supplemented or amended), the Seller hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Buyer or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any Representative of Seller, either Company, STMV or any other Person) with respect to Seller, either Company or STMV, their respective assets, properties, businesses, operations, results of operations, financial condition or liabilities, or the transactions contemplated by this Agreement. Seller makes no representations or warranties regarding the probable success or profitability of either Company or STMV.

      IV.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date:

      4.1     Corporate Status

      Buyer.

        Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. UEC Sub is a corporation duly organized, validly existing and in good standing under the Laws of the Province of British Columbia, Canada. Buyer has full corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

      Interest in Other Persons. Buyer does not own, directly or indirectly, any Securities in any corporation, partnership, or other Person, and is not a member of or a participant in any partnership, joint venture or similar enterprise, except that Buyer has a wholly-owned Subsidiary, UEC Sub, and except as set forth on Schedule 1.1(b).

      Organizational Documents. Buyer has made available to Seller true, correct and complete copies of the Organizational Documents of Buyer and UEC Sub.

      4.2     Capitalization

      The authorized capital of the Buyer consists of 750,000,000 shares of common stock, of which, as of October 5, 2009, 56,718,016 are issued and outstanding as fully paid and non-assessable shares in the capital of Buyer; and none of such shares was issued in violation of preemptive or other similar rights. Stock options to purchase an aggregate of 7,234,100 shares of common stock and warrants to purchase an aggregate of 8,338,375 shares of common stock were outstanding as of October 5, 2009. Except as set forth on Schedule 4.2, Buyer does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any securities or obligations convertible or exchangeable or exercisable for, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible, exchangeable or exercisable securities or obligations other than options granted under Buyer's stock option plans. The capital stock of Buyer, including the common stock, conforms to the description thereof contained in the SEC Documents. The issue and sale of the Purchase Consideration Shares will not obligate Buyer to issue shares of common stock or any other securities to any Person (other than Seller) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of Buyer are validly issued, fully paid and nonassessable, have been issued in compliance with all United States federal and state and Canadian provincial securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in Schedule 4.2, there are no stockholders agreements, voting agreements, registration rights agreements or other similar agreements with respect to Buyer's capital stock to which Buyer is a party or, to the Knowledge of the Buyer, any agreement between or among any of the Buyer's stockholders relating to the voting of securities of Buyer.

      4.3     Purchase Consideration Shares

      . The Purchase Consideration Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Buyer other than restrictions on transfer provided for in this Agreement. No further approval or authorization of any stockholder, the board of directors of Buyer or others is required for the issuance and sale of the Purchase Consideration Shares.

      4.4     No Shell Company

      . Neither Buyer nor any of its predecessors is currently, or has previously been, a Shell Company.

      4.5     No Investment Company

      . Buyer is not, and as a result of the sale of the Purchase Consideration Shares contemplated hereby will not be, an open-end investment company, a unit investment trust or a face-amount certificate company registered or required to be registered or a closed end investment company required to be registered, but not registered under the United States Investment Company Act of 1940, as amended.

      4.6     Exchange Act Registration; No Stop Order. The Buyer's common stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Buyer has taken no action designed to, or that to its Knowledge is likely to have the effect of, terminating the registration of the common stock under the Exchange Act nor has Buyer received any notification that the Commission is contemplating terminating such registration. No order ceasing, halting or suspending trading in securities of Buyer nor prohibiting the sale of such securities has been issued to and is outstanding against Buyer or its directors or officers, and, to the best of Buyer's Knowledge, no investigations or proceedings for such purposes are pending or threatened.

      4.7     SEC Documents; Canadian Disclosure Documents. Buyer is a "reporting issuer" in British Columbia, Canada, and has timely filed since the date that is eighteen (18) months preceding the Execution Date all annual information forms, prospectuses, material change reports, shareholder communications, press releases, and financial statements and other documents required to be filed by it under the securities Laws of such province (the foregoing materials being collectively referred to herein as the "Canadian Disclosure Documents"). Buyer has timely filed all SEC Documents required to be filed by it with the Commission since the date that is eighteen (18) months preceding the Execution Date pursuant to the reporting requirements of the Exchange Act, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to the Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and the Canadian Disclosure Documents complied in all material respects with the applicable requirements of Canadian securities Laws and the rules and regulations. None of the SEC Documents or the Canadian Disclosure Documents, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K to which the Buyer, UEC Sub or any Subsidiary of the Buyer is a party, or the property or assets of the Buyer, UEC Sub or any Subsidiary of Buyer are subject, have been filed as exhibits to the SEC Documents. On the Execution Date and on the Closing Date, the SEC Documents and the Canadian Disclosure Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.8     Financial Statements. As of their respective dates, the financial statements of Buyer included in the SEC Documents ("Buyer Financials") and the related notes complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and the financial statements of Buyer included in the Canadian Disclosure Documents complied in all material respects with the applicable accounting requirements and published rules and regulations of Canadian securities Laws. The Buyer Financials and the related notes have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Buyer Financials or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the Commission's rules and instructions for reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Buyer as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

      4.9     Amex. The common stock of Buyer is duly listed on Amex, and, to Buyer's Knowledge, there are no proceedings to revoke or suspend such listing or the listing of Buyer's common stock thereon. Buyer is in compliance with the requirements of Amex for continued listing of its common stock thereon and any other Amex listing and maintenance requirements. At the Closing, the Purchase Consideration Shares will have been duly listed on Amex. Buyer has not taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Purchase Consideration Shares on or from Amex.

      4.10     Authority and Binding Effect

      . This Agreement and the transactions contemplated hereby have been duly approved by the relevant corporate bodies of Buyer and constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

      4.11     No Conflicts

      . To Buyer's Knowledge, except set forth in Schedule 0 neither the execution and delivery of this Agreement by Buyer, nor the performance of Buyer's obligations hereunder, will (a) violate any applicable Law or require any filing with, consent, approval or authorization of, or notice to, any Governmental Authority; (b) (i) result in the creation of any Lien upon any of the Purchase Consideration Shares or any assets or properties of Buyer or UEC Sub or (ii) constitute an event which, after notice or lapse of time or both, would result in any such creation of a Lien upon any of the Purchase Consideration Shares or any assets or properties of Buyer or UEC Sub; or (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time) a default under, result in the acceleration of obligations under, create in any Third Person the right to terminate, accelerate, modify or cancel, or require any notice, consent or waiver, under any Contract to which Buyer or UEC Sub is a party, by which Buyer or UEC Sub is bound or to which the assets of Buyer or UEC Sub are subject.

      4.12     Litigation

      . Except as disclosed on Schedule 4.12, to the Knowledge of Buyer, there is no Legal Proceeding pending against Buyer or UEC Sub, except as would not, in the aggregate, have a Material Adverse Effect.

      4.13     Compliance with Law

      To Buyer's Knowledge, except with respect to (a) matters set forth on Schedule 1.1(a); (b) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 0); and (c) compliance with Laws concerning Taxes (as to which certain representations and warranties are made pursuant to Section 0), Buyer and UEC Sub are in compliance in all material respects with all applicable Laws.

      To Buyer's Knowledge, Buyer and UEC Sub each possess all such Permits necessary to conduct the business operations thereof as currently conducted except where the failure to possess such Permit would not reasonably be expected to have a Material Adverse Effect, and all such Permits are in full force and effect and there are no Legal Proceedings pending or, to Buyer's Knowledge, threatened, seeking the revocation, cancellation, suspension or adverse modification thereof, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.14     Brokers, Finders and Agents

      . No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by Buyer.

      4.15     Intellectual Property

      Buyer and UEC Sub own, possess, or have the right to use pursuant to a license all patents, trademarks, trade names, and copyrights currently used in and material to the operations of their respective businesses (the "Buyer Intellectual Property").

      To Buyer's Knowledge, none of the Buyer Intellectual Property is the subject of any current or threatened Legal Proceeding.

      4.16     Insurance

      . Buyer, UEC Sub and the operations of their respective businesses (as currently conducted) are insured under various policies of general liability and other forms of insurance, which policies when taken together are of the type and in the amounts customary and adequate for Buyer, UEC and the operations of their respective businesses (as currently conducted) in all material respects.

      4.17     Employees and Labor Matters

      . Neither Buyer nor UEC Sub is a party to any Collective Bargaining Agreement and no union or labor organization has been recognized by Buyer or UEC Sub as an exclusive bargaining representative for Employees. There is no current union representation question involving Employees of Buyer or UEC Sub, nor does Buyer have Knowledge of any activity or proceeding of any labor organization or employee group to organize any such Employees.

      4.18     Environmental Matters

      . To Buyer's Knowledge, except as set forth on Schedule 0:

      Buyer and UEC Sub are in compliance in all material respects with all Environmental Laws.

      Neither Buyer nor UEC Sub has since January 1, 2007 received any official and binding written notice from a Governmental Authority lawfully exercising its powers under any applicable Environmental Laws and alleging that the business of Buyer or UEC Sub as currently operated does not comply in any material respect with Environmental Laws and with Environmental Permits.

      No Legal Proceeding relating to the violation by Buyer or UEC Sub of any applicable Environmental Laws is pending at the Closing Date.

      All representations and warranties of Buyer relating to Environmental Laws and Environmental Permits are exclusively set forth in the representations and disclosures made pursuant to this Section 0.

      4.19     Taxes

      . Except as set forth on Schedule 0:

      Since January 1, 2007, Buyer and UEC Sub have each filed with the appropriate Tax Authority all Tax Returns required to be filed by it under any applicable Laws. Neither Buyer nor UEC Sub are currently the beneficiary of any extension of time within which to file any Tax Return.

      All Taxes due and owing by Buyer and UEC Sub (whether or not shown on any Tax Returns) have been paid.

      No deficiencies for Taxes of Buyer or UEC Sub have been claimed or proposed or assessed in writing by any Tax Authority that have not been settled without imposing any material continuing obligations on Buyer. There are no pending or, to Buyer's Knowledge, threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of Buyer or UEC Sub. Neither Buyer nor UEC have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, made any request in writing for any such extension or waiver, or executed or filed a power of attorney with respect to any Taxes with any Tax Authority.

      4.20     Absence of Certain Changes

      . Except as set forth on Schedule 0, since April 30, 2009, to the Knowledge of Buyer (a) there has not been any event, occurrence, development or circumstance that has had or that would reasonably be expected to have a Material Adverse Effect on Buyer; and (b) the operations of the business of Buyer and UEC Sub have been conducted only in the Ordinary Course of Business.

      4.21     Investor Representations

      . Buyer: (a) understands that the Company Securities have not been, and will not be, registered under the Securities Act or under any state securities laws, are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and the certificates representing the Company Securities will contain a Securities Act legend restricting transfer; (b) is acquiring the Company Securities solely for such Buyer's own account for investment purposes, and not with a view to the distribution thereof; (c) is an Accredited Investor and a sophisticated investor with knowledge and experience in business and financial matters; (d) is able to bear the economic risk and lack of liquidity inherent in holding the Company Securities; and (e) received and accepted the offer to purchase the Company Securities in the State of Texas.

      4.22     Survival.

      The representations and warranties contained in this Article IV (as modified by the Schedules hereto as supplemented or amended), will survive the Closing, and notwithstanding the Closing will continue in full force and effect for the benefit of the Seller for a period of twelve (12) months from the Closing Date, except for those representations in Sections 4.1(a), 4.2, 4.3 and 4.10 which will continue in full force and effect until two months after the expiration of the applicable statute of limitations.

      4.23     No Other Representations or Warranties; Schedules

      . Except for the representations and warranties contained in this Article 0 (as modified by the Schedules hereto as supplemented or amended), neither Buyer nor any other Person makes any express or implied representation or warranty with respect to the Buyer, UEC Sub, their respective assets, properties, businesses, operations, results of operations, financial condition or liabilities, or the transactions contemplated by this Agreement, and Buyer disclaims any other representations or warranties, express or implied, whether made by Buyer or any other Person. Except for the representations and warranties contained in this Article 0 (as modified by the Schedules hereto, as supplemented or amended), Buyer hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Seller or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Seller by any Representative of Buyer, Buyer or any other Person) with respect to Buyer or UEC Sub, their respective assets, properties, businesses, operations, results of operations, financial condition or liabilities, or the transactions contemplated by this Agreement. Buyer makes no representations or warranties regarding the probable success or profitability of Buyer or UEC Sub.

      V.     AGREEMENTS

      5.1     Conditions.

      Buyer will use its reasonable efforts to cause the conditions in Section 0, and the applicable conditions that must be satisfied by Buyer in Section 0, to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

      Seller will use its reasonable efforts to cause the conditions in Section 0, and the applicable conditions that must be satisfied by Seller in Section 0, to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

      5.2     Management of the Companies; Conduct of the Business

      . During the period from the Execution Date through the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, except as set forth in Schedule 0, as expressly contemplated by this Agreement or as consented to by Buyer (such consent not to be unreasonably withheld, conditioned or delayed), Seller will use its commercially reasonable efforts to cause the Companies to be managed and their operations to be conducted, in the Ordinary Course of Business. In furtherance of the foregoing, during the period from the Execution Date through the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, Seller will not permit, except with Buyer's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), either Company to:

        amend its Organizational Documents;

        liquidate, dissolve, recapitalize or otherwise wind up its business;

        grant or increase any bonus, salary, severance, termination or other compensation or benefits or other enhancement to the terms or conditions of employment to any of its Employees or enter into or amend any Benefit Plan, other than in the Ordinary Course of Business or as may be required by Law;

        change its financial accounting methods, policies or practices, except as required by GAAP, or change any Tax accounting methods, policies or practices, except as required by applicable Law;

        sell, assign, transfer, lease or otherwise dispose of any assets or properties except for (i) sales of inventories in the Ordinary Course of Business or (ii) sales of obsolete or excess assets in the Ordinary Course of Business;

        merge or consolidate with, or purchase substantially all of the assets or business of or equity interests in, any Person;

        enter into any new Seller Material Contract or terminate any existing Seller Material Contract other than in the Ordinary Course of Business;

        (i) declare but not pay dividends on, or agree to make but not make other distributions (whether in cash, securities or property) in respect of, any Company Securities or other securities of either Company (except for dividends or distributions among the Companies); (ii) adjust, split, combine or reclassify the Company Securities or any other securities of either Company; (iii) issue or authorize the issuance of any other securities or other interests in respect of, in lieu of or in substitution for, the Company Securities or any other securities of either Company; or (iv) permit the transfer of any Company Securities;

        grant any Lien on assets or properties of either Company other than a Permitted Lien or a Lien incurred in the Ordinary Course of Business or in connection with a transaction permitted under this Section 0; or

        agree, whether in writing or otherwise, to do any of the foregoing.

      5.3     Mutual Notification Obligations

      . In the event that either Buyer or Seller obtains Knowledge of any fact, event or circumstance that makes any representation or warranty of such person under this Agreement untrue, such person hereby agrees to promptly notify the other party, in accordance with the notice provisions set forth in Section 10.4 hereof, of such fact, event or circumstance and the applicable representation or warranty so affected. Buyer and Seller understand and agree that the respective party's obligation to provide any such notification to the other shall in no way relieve the notifying party of any liability for a breach by such party of any of its representations or warranties under this Agreement.

      5.4     Consulting Agreement Releases

      . Buyer will use its commercially reasonable efforts to secure and obtain, on or prior to the Closing Date, evidence acceptable to Seller in its sole discretion that Uranium One Inc. and its Affiliates other than the Companies and STMV have been released or will be released on the Closing Date from all of their obligations under the consulting services agreement among Tom Crain, STMV and Uranium One Inc., as amended, and the consulting services agreement among Jim Clark, STMV and Uranium One Inc., as amended (the "Consulting Agreement Releases"). Seller will use reasonable efforts to assist Buyer in obtaining the Consulting Agreement Releases.

      5.5     Insurance

      . Buyer will use its commercially reasonable efforts to secure and obtain, on or prior to the Closing Date, insurance applicable to each Company and STMV and their respective businesses, to be effective commencing on the Closing Date, on commercially reasonable terms, that is sufficient for compliance with all requirements of applicable Law and of any Seller Material Contract to which each respective Company or STMV is subject and that insures against risks of the kind and in amounts for which each such Company and STMV was insured prior to Closing (the "Required Insurance"). Seller will use reasonable efforts to assist Buyer in obtaining the Required Insurance.

      5.6     Bonding

      . Buyer shall obtain and submit to the relevant Governmental Authority, no later than two Business Days after the Closing Date, replacement letters of credit or financial guarantees, or provide cash deposits or other collateral security (the "Required Sureties"), in a manner acceptable to Seller in its reasonable discretion and to the relevant Governmental Authority that issued any Permit or Environmental Permit requiring either Company to provide the Letters of Credit and in amounts and containing other terms and conditions (including drawing conditions) that are or will be sufficient to replace the Letters of Credit at Closing. Buyer will cooperate with Seller to cause the Letters of Credit to be released as soon as possible after the Closing Date. From the Closing Date until such time as Seller and its Affiliates (other than the Companies) are fully released from the Letters of Credit, Buyer shall reimburse Seller and its Affiliates for actual costs and expenses in any way related to the Letters of Credit, including any amounts drawn on the Letters of Credit. The reimbursement described in this Section 0 shall not be subject to the limitations set forth in Article 0.

      5.7     Release from Driscoll Agreements

      . Buyer will use its commercially reasonable efforts to obtain, on or prior to the earlier of December 31, 2009, or the date that is five (5) Business Days prior to the Closing Date ("Release Deadline") evidence acceptable to Seller in its sole discretion that Seller and its Affiliates other than the Companies and STMV have been released or will be released on the Closing Date from all of their obligations under the Driscoll Agreements, including any guarantees of the obligations of any Company, STMV or Everest Exploration, Inc. provided by Seller or its Affiliates other than the Companies and STMV under the Driscoll Agreements (the "Required Releases"). Seller will use reasonable efforts to assist Buyer in obtaining the Required Releases. In the event Buyer is unable to obtain the Required Releases on or before the Release Deadline, Seller and its Affiliates, including the Companies and STMV, shall have the right, at their sole and absolute discretion, to terminate the Driscoll Agreements on or prior to the Closing Date. In the event the Driscoll Agreements are terminated as provided herein, Buyer hereby agrees to defend, indemnify and hold Seller and its Affiliates, other than the Companies and STMV, harmless from any Loss arising out of the termination of the Driscoll Agreements, which indemnification shall not be subject to the limitations set forth in Article 0. Notwithstanding any other provision of this Agreement, the termination of the Driscoll Agreements as provided in this Section 0 shall not constitute the breach of any of the provisions contained in this Agreement, including without limitation the representations and warranties in Article 0 and the closing conditions in Article 0.

      5.8     High Plains Uranium Assignment

      . On or prior to the Closing Date, Seller will cause the agreements described on Schedule 0 in the form attached as Exhibit C hereto (the "Assignment") to be assigned to Buyer. On or prior to the Closing Date, Buyer shall execute the Assignment.

      5.9     Use of Parent Company Names

      . As soon as practicable after the Closing but in no event later than thirty (30) days after the Closing, Buyer shall remove or cause to be removed the names, marks and identifications used by the Companies or STMV and all variations and derivatives thereof and logos relating thereto from all the Companies' and STMV's respective assets, including all documentation or records prepared after the Closing Date, to the extent that they include the words "Uranium One", "Energy Metals" or "Standard Uranium." At no time shall Buyer or any Subsidiary utilize any of the foregoing names or other tradename or trademark of the Seller in connection with its ownership and operation of either Company or STMV.

      5.10     Post Closing Access

      . After the Closing Date, Buyer will afford to Seller, its Affiliates and their accountants and counsel, during normal business hours, upon reasonable request, reasonable access to the books and records of Buyer pertaining to the Companies and STMV as to periods prior to the Closing Date.

      5.11     Consents and Authorizations; Regulatory Filings

      Buyer will use reasonable efforts to obtain the consents listed on Schedule 1.1(a) (the "Buyer Required Consents") and the approval of Amex with respect to the Purchase Consideration Shares. Without limiting the foregoing, no later than the fifth Business Day after the date of this Agreement, Buyer will make all filings and submissions with Amex and required by it under any Law applicable to Buyer required for the consummation of the transactions contemplated by this Agreement. Buyer will keep Seller reasonably advised of the status of obtaining such consents and approvals.

      Seller will use reasonable efforts to obtain the consents listed on Schedule 1.1(b) (the "Seller Required Consents"). Seller will keep Buyer reasonably advised of the status of obtaining such consents and approvals.

      5.12     Intercompany Indebtedness

      . At or prior to the Closing, Seller will cancel, or cause the cancellation of, Indebtedness of either Company or STMV owed to Seller or any of its Affiliates (other than the Companies and STMV).

      5.13     Buyer Transaction

      . If, prior to Closing, Buyer proposes to engage in any merger, consolidation or other transaction that would result in the holders of Buyer's common stock receiving in exchange therefor or with respect thereto, any consideration other than consideration consisting solely of additional shares of Buyer common stock (a "Buyer Transaction"), then Seller, in its sole discretion, may elect by written notice to the Buyer either (i) to terminate this Agreement, or (ii) to require as a condition to the Buyer Transaction that the parties to the Buyer Transaction, and their respective parent companies, agree for the benefit of the Seller that (A) at the Closing, Seller will receive, in lieu of the Purchase Consideration Shares, the same consideration to which the Seller would have been entitled had Seller owned the Purchase Consideration Shares immediately prior to the Buyer Transaction and (B) if such consideration includes any securities, the issuer of such securities will be bound by the provisions of the Registration Rights Agreement as if such issuer was the Buyer.

      5.14     Transfer of Equipment

      . Buyer and Seller agree and acknowledge that the Companies and STMV have transferred or will transfer to Uranium One Americas, Inc. (formerly Energy Metals Corporation (US)) prior to the Closing Date the equipment described on Schedule 0 (the "Equipment"). Notwithstanding any other provision of this Agreement, the Equipment shall be excluded from the transaction contemplated by this Agreement and the transfer of the Equipment to Uranium One Americas, Inc. as provided in this Section 0 shall not constitute the breach of any of the provisions of this Agreement, including without limitation Section 0, the representations and warranties in Article 0 and the closing conditions in Article 0.

      5.15     Employees

      (a) Until the Closing, neither Buyer nor any of its Affiliates shall, without the prior written consent of Seller, directly or indirectly, hire, recruit or solicit the employment or services of any employee of STMV (whether as an employee, officer, director, agent, consultant or independent contractor), or encourage to change such person's relationship with STMV or any of its Affiliates. Nothing in this Agreement shall prevent Seller or any of its Affiliates from hiring, recruiting or soliciting the employment or services of any employee of STMV, whether before or after the Closing.

      (b) On the date that is sixty (60) days after the Closing Date, Buyer will provide to Seller (i) a list of persons who (x) were employed by STMV immediately prior to the Closing and (y) were subsequently terminated by STMV (each such person, an "Eligible Terminated Person"); (ii) reasonable evidence that STMV has delivered a severance payment in accordance with the Severance Policy (as defined in Schedule 3.15(a)) to each such Eligible Terminated Person (each such payment with respect to which reasonable evidence is so provided, a "Severance Payment"); and (iii) reasonable evidence that such Eligible Terminated Person has executed a waiver and release of claims in a form satisfactory to Seller, acting reasonably. Within five Business Days after Seller's receipt of such documentation from Buyer, Seller shall reimburse Buyer for each Severance Payment delivered by Buyer to each Eligible Terminated Person.

      5.16     Office Lease

      . Seller will use its reasonable commercial efforts to secure and obtain, on or prior to the Closing Date, either (i) the written consent of Bank of America, N.A. or its successor under the Office Lease (as defined in Schedule 3.5(a)) with respect to the indirect change of control of STMV, or (ii) written confirmation satisfactory to Buyer, acting reasonably, that such consent is not required.

      5.17     Lessor Consents

      . Buyer and Seller will cooperate and will use their reasonable commercial efforts to secure and obtain, on or prior to the Closing Date, the consents attached as Exhibit D hereto.

      5.18     Everest Release

      .  If each of the Everest Conditions (defined below) has been satisfied on or prior to the Closing Date, Seller and Buyer will cause URN Ltd. and STMV, as applicable, to release Everest Exploration Inc., effective on the Closing Date, from any obligation to make any additional capital contributions with respect to periods prior to the Closing Date or to repay to URN Ltd.

      any capital contributions that URN Ltd. funded to STMV on Everest Exploration Inc.'s behalf with respect to periods prior to the Closing Date.  The term "Everest Conditions" means: (a) Buyer has completed (i) its purchase of all of the assets of Everest Exploration Inc., including, without limitation, its 1% interest in STMV, and (ii) its assumption of certain liabilities of Everest Exploration Inc., including, without limitation, Everest Exploration Inc.'s obligations and liabilities as a partner in STMV and the obligation of Everest Exploration Inc. to make additional capital contributions to STMV, (b) evidence acceptable to Seller in its sole discretion that Uranium One Inc. and its Affiliates have been released or will be released on the Closing Date from any and all potential obligations to, or claims by, Everest Exploration Inc. of any nature whatsoever and (c) Tom Clark and Jim Crain have executed and delivered to Seller the Consulting Agreement Releases.

      VI.     CONDITIONS TO CLOSING

      6.1     Conditions to Buyer's Obligations

      . The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Buyer's sole discretion, of each of the following conditions at or prior to the Closing:

      The representations and warranties of Seller contained in this Agreement or in any certificate delivered pursuant hereto will be true and correct in all material respects, or if any representation and warranty is qualified as to "materiality" or "Material Adverse Effect", such representation and warranty will be true and correct in all respects, at and as of the Closing Date (except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects or in all respects, as applicable, as of such earlier date)); provided that in the event of a breach of a representation or warranty, the condition set forth in this Section 1.1(a) will be deemed satisfied unless the effect of all such breaches of representations and warranties, taken together, result in or would be reasonably expected to result in, a Material Adverse Effect;

      Seller will have performed and complied with each of its agreements contained in this Agreement in all material respects;

      after the date of this Agreement, no Material Adverse Effect will have occurred;

      the Seller will have delivered each of the agreements, certificates, instruments and other items that it is obligated to deliver pursuant to Section 1.1(b)(i), and so delivered will be in full force and effect; and

      Buyer will have received certificates dated as of a date not earlier than the fifth Business Day prior to the Closing as to the good standing of URN LLC, URN Ltd. and STMV, executed by the appropriate officials of the State of Texas.

      6.2     Conditions to Seller's Obligations

      The obligation of Seller to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Seller's sole discretion, of each of the following conditions at or prior to the Closing:

      The representations and warranties of Buyer contained in this Agreement or in any certificate delivered pursuant hereto will be true and correct in all material respects, or if any representation and warranty is qualified as to "materiality" or "Material Adverse Effect", such representation and warranty will be true and correct in all respects, at and as of the Closing Date (except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects or in all respects, as applicable, as of such earlier date)); provided that in the event of a breach of a representation or warranty, the condition set forth in this Section 1.1(a) will be deemed satisfied unless the effect of all such breaches of representations and warranties, taken together, result in or would be reasonably expected to result in, a Material Adverse Effect;

      Buyer will have performed and complied with each of its agreements contained in this Agreement in all material respects;

      The Required Insurance will have been obtained and be in full force and effect and such actions as Seller's counsel may reasonably require will have been taken in connection therewith;

      The Required Releases will have been obtained and be in full force and effect and such actions as Seller's counsel may reasonably require will have been taken in connection therewith, provided however, that in the event Seller has terminated the Driscoll Agreements as provided in Section 0, the condition to closing under this Section 1.1(d) shall be deemed waived by Seller;

      The Consulting Agreement Releases will have been obtained and be in full force and effect and such actions as Seller's counsel may reasonably require will have been taken in connection therewith;

      The Buyer will have delivered to Seller copies of the Required Sureties, in a form reasonably satisfactory to Seller, to be submitted to the relevant Governmental Authority in compliance with Section 0; and

      Buyer will have delivered each of the certificates, instruments and other items that it is obligated to deliver pursuant to Section 1.1(b)(ii), and so delivered will be in full force and effect.

      6.3     Mutual Conditions

      . The obligations of Seller and Buyer to consummate the transactions provided for by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

      The Seller Required Consents and the Buyer Required Consents will have been obtained and will be in full force and effect; and

      Buyer will have obtained Amex approval for the listing of the Purchase Consideration Shares.

      VII.     TERMINATION

      7.1     Termination

      . This Agreement may be terminated prior to the Closing:

      by the mutual written consent of Buyer and Seller;

      by Seller, if:

        Buyer has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided, however, that, if such breach is curable by Buyer through the exercise of its reasonable efforts and Buyer continues to exercise such reasonable efforts, Seller may not terminate this Agreement under this Section 1.1(b)(i) unless such breach is not cured in a manner satisfactory to Seller in its reasonable discretion within the Buyer Cure Period. The "Buyer Cure Period" shall mean the period beginning on the date on which Seller delivers to Buyer written notice setting forth in reasonable detail the circumstances giving rise to such breach and ending on the earlier of the 30th day thereafter, or March 31, 2010;

        the transactions contemplated by this Agreement will not have been consummated on or before March 31, 2010; provided, that Seller will not be entitled to terminate this Agreement pursuant to this Section 1.1(b)(ii) if Seller's failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

        a Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

        after the date of this Agreement, a Material Adverse Effect on the Buyer will have occurred;

        Buyer effects any Buyer Transaction prior to Closing; or

        any of the conditions set forth in Section 0 or 0 will have become impossible to satisfy; or

      by Buyer, if:

        Seller has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided, however, that, if such breach is curable by Seller through the exercise of its reasonable efforts and Seller continues to exercise such reasonable efforts, Buyer may not terminate this Agreement under this Section 1.1(c)(i) unless such breach is not cured in a manner satisfactory to Buyer in its reasonable discretion within the Seller Cure Period. The "Seller Cure Period" shall mean the period beginning on the date on which Buyer delivers to Seller written notice setting forth in reasonable detail the circumstances giving rise to such breach and ending on the earlier of the 30th day thereafter or March 31, 2010;

        the transactions contemplated by this Agreement will not have been consummated on or before March 31, 2010; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 1.1(c)(ii) if Buyer's failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

        a Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

        after the date of this Agreement, a Material Adverse Effect on the Companies or STMV taken as a whole, will have occurred; or

        any of the conditions set forth in Section 0 or 0 will have become impossible to satisfy.

      7.2     Effect of Termination

      The right of termination under Section 0 is in addition to any other rights Buyer or Seller may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that Article 0 will survive indefinitely unless sooner terminated or modified by the parties in writing.

      VIII.     INDEMNIFICATION

      8.1     Indemnification by Seller

      Seller will indemnify in full Buyer and hold it harmless against any Loss, arising from or relating to:

        any breach or inaccuracy in any of the representations and warranties of Seller contained in this Agreement or in any closing certificate delivered by or on behalf of Seller pursuant to this Agreement (the calculation of Loss resulting from any such breach or inaccuracy to be determined without regard to any qualification as to "materially", "in all material respects" or similar qualification);

        any breach of any of the agreements or covenants of Seller contained in this Agreement; or

        the Pending Barton Action (collectively, the "Buyer Losses").

      Buyer shall not be entitled to recover from Seller for any Buyer Losses arising pursuant to Sections 1.1(a)(i) or 1.1(a)(ii): (x) in respect of any individual item, or group of items arising out of the same event, where the Buyer Losses relating thereto are less than $25,000 (the "Sub-Basket Amount "); and (y) in respect of each individual item, or group of items arising out of the same event, where the Buyer Losses relating thereto are equal to or greater than the Sub-Basket Amount, unless the total of all Buyer Losses exceeds $125,000 (the "Basket Amount "), in which event the Buyer will be entitled to indemnification only for such Buyer Losses in excess of the Basket Amount. Seller's liability for Buyer Losses arising pursuant to Section 1.1(a)(i) or 1.1(a)(ii) or any Loss arising pursuant to Section 1.1(a) will not exceed $500,000 (the "Cap" and, together with the Sub-Basket Amount and the Basket Amount, the "Indemnity Limitations"). For clarity, none of the Indemnity Limitations shall apply to Seller's liability under Section 1.1(a)(iii).

      If Buyer has a claim for indemnification under this Section 0, Buyer must deliver to Seller one or more written notices of Buyer Losses (each a "Buyer Claim") within twelve (12) months after the Closing Date, except for Buyer Losses arising from a breach or inaccuracy in the representations and warranties made in Sections (a), (b), (b), (d) and 0 or Buyer Losses arising from any post-Closing breach of any of the agreements by Seller contained in this Agreement, for which Buyer must deliver a Buyer Claim prior to two months after the expiration of the applicable statute of limitations. Seller will have no liability under this Section 0 unless the written notices required by the preceding sentence are given by the date specified. Any Buyer Claim will state in reasonable detail the basis for such Buyer Losses to the extent then known by Buyer and the nature of Buyer Losses for which indemnification is sought, and it may state the amount of Buyer Losses claimed. If such Buyer Claim (or an amended Buyer Claim) states the amount of Buyer Losses claimed and Seller notifies Buyer that Seller does not dispute the claim described in such notice or fails to notify Buyer within forty-five (45) Business Days after delivery of such notice by Buyer whether Seller disputes the claim described in such notice, Buyer Losses in the amount specified in Buyer's notice will be admitted by Seller, and Seller will pay the amount of such Buyer Losses to Buyer. If Seller has timely disputed the liability of Seller with respect to a Buyer Claim (or an amended Buyer Claim) stating the amount of Buyer Losses claimed, Seller and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a claim for indemnification has not been resolved within thirty (30) calendar days after delivery of the Seller's notice, Buyer may seek judicial recourse. If a Buyer Claim does not state the amount of Buyer Losses claimed, such omission will not preclude Buyer from recovering from Seller the amount of Buyer Losses described in such Buyer Claim if any such amount is subsequently provided in an amended Buyer Claim (although in that event, Seller will have the right to dispute the claim in accordance with the provisions of this Section 1.1(c)). In order to assert its right to indemnification under this Article 0, Buyer will not be required to provide any notice except as provided in this Section 1.1(c).

      Seller will pay the amount of any Buyer Losses to Buyer within ten (10) Business Days following a determination of Seller's liability for and the amount of Buyer Losses (whether such determination is made pursuant to the procedures set forth in this Section 0, by agreement between Buyer and Seller, by arbitration award or by final adjudication).

      8.2     Indemnification by Buyer

      Buyer will indemnify in full Seller and hold it harmless against any Loss, arising from or relating to:

        any breach or inaccuracy in any of the representations and warranties of Buyer contained in this Agreement or in any closing certificate delivered by or on behalf of Buyer pursuant to this Agreement (the calculation of Loss resulting from any such breach or inaccuracy to be determined without regard to any qualification as to "materially", "in all material respects" or similar qualification);

        any breach of any of the agreements or covenants of Buyer contained in this Agreement; or

        liability imposed pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., to the extent that Seller or its Affiliates qualify or are alleged to qualify as an operator (as defined in CERCLA) of any of the STMV Real Property (collectively, "Seller Losses").

      Seller shall not be entitled to recover from Buyer for any Seller Losses arising pursuant to Sections 1.1(a)(i) or 1.1(a)(ii): (x) in respect of any individual item, or group of items arising out of the same event, where the Seller Losses relating thereto are less than the Sub-Basket Amount; and (y) in respect of each individual item, or group of items arising out of the same event, where the Seller Losses relating thereto are equal to or greater than the Sub-Basket Amount, unless the total of all Seller Losses exceeds the Basket Amount, in which event the Seller will be entitled to indemnification only for such Seller Losses in excess of the Basket Amount. Buyer's liability for Seller Losses arising pursuant to Section 1.1(a)(i) or 1.1(a)(ii) or any Loss arising pursuant to Section 1.1(a) will not exceed the Cap. For clarity, none of the Indemnity Limitations shall apply to Buyer's liability under Section 1.1(a)(iii).

      If Seller has a claim for indemnification under this Section 0, Seller must deliver to Buyer one or more written notices of Seller Losses (each, a "Seller Claim") within twelve (12) months after the Closing Date, except for Seller Losses arising from a breach or inaccuracy in the representations and warranties made in Sections (a), 0, 0 and 0 or Seller Losses arising from any post-Closing breach of any of the agreements by Buyer contained in this Agreement, for which Seller must deliver a Seller Claim prior to two (2) months after the expiration of the applicable statute of limitations, and claims made under Section 8.2(a)(iii), which can be made at any time. Buyer will have no liability under this Section 0 unless the written notices required by the preceding sentence are given by the date specified. Any Seller Claim will state in reasonable detail the basis for such Seller Losses to the extent then known by Seller and the nature of Seller Losses for which indemnification is sought, and it may state the amount of Seller Losses claimed. If such Seller Claim (or an amended Seller Claim) states the amount of Seller Losses claimed and Buyer notifies Seller that Buyer does not dispute the claim described in such notice or fails to notify Seller within forty-five (45) Business Days after delivery of such notice by Seller whether Buyer disputes the claim described in such notice, Seller Losses in the amount specified in Seller's notice will be admitted by Buyer, and Buyer will pay the amount of such Seller Losses to Seller. If Buyer has timely disputed its liability with respect to a Seller Claim (or an amended Seller Claim) stating the amount of a Seller Loss claimed, Seller and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a claim for indemnification has not been resolved within thirty (30) calendar days after delivery of Buyer's notice, the Seller may seek judicial recourse. If a Seller Claim does not state the amount of Seller Losses claimed, such omission will not preclude Seller from recovering from Buyer the amount of Seller Losses described in such Seller Claim if any such amount is subsequently provided in an amended Seller Claim (although in that event, Buyer will have the right to dispute the claim in accordance with the provisions of this Section 1.1(c)). In order to assert its right to indemnification under this Article 0, Seller will not be required to provide any notice except as provided in this Section 1.1(c).

      Buyer will pay the amount of any Seller Losses to Seller within ten (10) Business Days following a determination of Buyer's liability for and the amount of the Seller Losses (whether such determination is made pursuant to the procedures set forth in this Section 0, by agreement between Seller and Buyer, by arbitration award or by final adjudication).

      8.3     Third Party Actions Against Buyer

      Seller agrees to indemnify, defend and hold harmless Buyer, the Companies and their officers, directors, employees, agents, shareholders and Affiliates (collectively, the "Buyer Indemnified Parties") against any Loss (i) for which Seller has agreed to indemnify Buyer pursuant to Section 0 or (ii) arising out of the actions or inactions of Seller after the Closing, in each case arising from any Litigation instituted by any third party (any such third party action or proceeding being referred to as a "Buyer Third Party Action"). A Buyer Indemnified Party will give Seller prompt written notice of the commencement of a Buyer Third Party Action. The complaint or other papers pursuant to which the third party commenced such Buyer Third Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Buyer Indemnified Party's right to indemnification unless such failure has materially and adversely affected Seller's ability to defend successfully such Buyer Third Party Action.

      Seller will contest and defend such Buyer Third Party Action on behalf of any Buyer Indemnified Party that requests that they do so. Notice of the intention to so contest and defend will be given by Seller to the requesting Buyer Indemnified Party within twenty (20) Business Days after the Buyer Indemnified Party's notice of such Buyer Third Party Action (but, in all events, at least five (5) Business Days prior to the date that a response to such Buyer Third Party Action is due to be filed). Such contest and defense will be conducted by reputable attorneys retained by Seller. A Buyer Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Buyer Indemnified Party elects to participate in such defense, the Buyer Indemnified Party will cooperate with Seller in the conduct of such defense. A Buyer Indemnified Party will cooperate with Seller to the extent reasonably requested by Seller in the contest and defense of such Buyer Third Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Buyer Indemnified Party if relevant to the defense of such Buyer Third Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Buyer Indemnified Party or cause the Buyer Indemnified Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any confidential information of such Buyer Indemnified Party to become public.

      If any Buyer Indemnified Party does not request that Seller contest and defend a Buyer Third Party Action, or if after such request Seller does not contest and defend a Buyer Third Party Action or if any Buyer Indemnified Party reasonably determines that Seller is not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Buyer Indemnified Party at any time after requesting Seller to do so, such Buyer Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing, all at Seller's cost and expense. Seller will pay as incurred (no later than twenty five (25) days after presentation) the reasonable fees and expenses of the counsel retained by such Buyer Indemnified Party pursuant to this Section 1.1(c).

      Neither a Buyer Indemnified Party nor Seller may concede, settle or compromise any Buyer Third Party Action without the consent of the other parties, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Buyer Third Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Buyer Third Party Action relates to the ongoing business of any Buyer Indemnified Party, which Buyer Third Party Action, if decided against any Buyer Indemnified Party, would materially adversely affect the ongoing business or reputation of any Buyer Indemnified Party, the Buyer Indemnified Party alone will be entitled to settle such Buyer Third Party Action in the first instance and, if the Buyer Indemnified Party does not settle such Buyer Third Party Action, Seller will then have the right to contest and defend (but not settle) such Buyer Third Party Action.

      8.4     Third Party Actions Against Seller

      Buyer agrees to indemnify, defend and hold harmless each of Seller and its officers, directors, employees, agents, shareholders and Affiliates (collectively, the "Seller Indemnified Parties") against any Loss (i) for which Buyer have agreed to indemnify Seller pursuant to Section 0 or (ii) arising out of the actions or inactions of the Buyer or the Companies after the Closing, in each case arising from any Litigation instituted by any third party (any such third party action or proceeding being referred to as a "Seller Third Party Action"). A Seller Indemnified Party will give Buyer prompt written notice of the commencement of a Seller Third Party Action. The complaint or other papers pursuant to which the third party commenced such Seller Third Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Seller Indemnified Party's right to indemnification unless such failure has materially and adversely affected Buyer's ability to defend successfully such Seller Third Party Action.

      Buyer will contest and defend such Seller Third Party Action on behalf of any Seller Indemnified Party that requests that they do so. Notice of the intention to so contest and defend will be given by Buyer to the requesting Seller Indemnified Party within twenty (20) Business Days after the Seller Indemnified Party's notice of such Seller Third Party Action (but, in all events, at least five (5) Business Days prior to the date that a response to such Seller Third Party Action is due to be filed). Such contest and defense will be conducted by reputable attorneys retained by Buyer. A Seller Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Seller Indemnified Party elects to participate in such defense, the Seller Indemnified Party will cooperate with Buyer in the conduct of such defense. A Seller Indemnified Party will cooperate with Buyer to the extent reasonably requested by Buyer in the contest and defense of such Seller Third Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Seller Indemnified Party if relevant to the defense of such Seller Third Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Seller

      Indemnified Party or cause the Seller Indemnified Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any confidential information of such Seller Indemnified Party to become public.

      If any Seller Indemnified Party does not request that Buyer contest and defend a Seller Third Party Action, or if after such request Buyer does not contest and defend a Seller Third Party Action or if any Seller Indemnified Party reasonably determines that Buyer is not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Seller Indemnified Party at any time after requesting Buyer to do so, such Seller Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing, all at Buyer's cost and expense. Buyer will pay as incurred (no later than twenty five (25) days after presentation) the reasonable fees and expenses of the counsel retained by such Seller Indemnified Party pursuant to this Section 1.1(c).

      Neither a Seller Indemnified Party nor Buyer may concede, settle or compromise any Seller Third Party Action without the consent of the other party, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Seller Third Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Seller Third Party Action relates to the ongoing business of any Seller Indemnified Party, which Seller Third Party Action, if decided against any Seller Indemnified Party, would materially adversely affect the ongoing business or reputation of any Seller Indemnified Party, the Seller Indemnified Party alone will be entitled to settle such Seller Third Party Action in the first instance and, if the Seller Indemnified Party does not settle such Seller Third Party Action, Buyer will then have the right to contest and defend (but not settle) such Seller Third Party Action.

      8.5     Pending Barton Action

      Notwithstanding any other provision of this Agreement:

      Seller or its Affiliates, other than the Companies and STMV, shall have the right to contest, defend and settle, at their own expense and by their own counsel, the Pending Barton Action. Such contest, defense and settlement will be conducted by reputable attorneys retained by Seller or its Affiliates, other than the Companies and STMV. Buyer shall cooperate with Seller and its Affiliates and their counsel in all commercially reasonable respects in the defense of the Pending Barton Action and the settlement thereof, including furnishing any books, records and other information reasonably requested by Seller or its Affiliates and in Buyer's possession or control.

      Buyer will be entitled at any time, at its own cost and expense, to participate in the contest, defense and settlement of the Pending Barton Action and to be represented by attorneys of its own choosing. If Buyer elects to participate in such defense, Seller will cooperate with Buyer to the extent reasonably requested by Buyer in the contest, defense and settlement of the Pending Barton Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of Seller if relevant to the defense thereof, provided, that such cooperation will not unduly disrupt the operations of the business of Seller or cause Seller to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any confidential information of Seller to become public.

      Seller and/or its Affiliates, other than the Companies and STMV, may concede, settle or compromise the Pending Barton Action without the consent of Buyer, provided that Buyer is completely released from liability in respect thereof. Buyer shall not concede, settle or compromise the Pending Barton Action without the prior written consent of Seller or of an Affiliate of Seller (other than the Companies and STMV) engaged in the defense and settlement of the Pending Barton Action.

      8.6     Sole and Exclusive Remedy

      . Prior to or in connection with the Closing, the parties will have available to them all remedies available at law or in equity, including specific performance or other equitable remedies except as expressly limited elsewhere in this Agreement. After the Closing, the rights set forth in Sections 0 and 0, Article 0 and, to the extent applicable, Sections 0 and 0 will be the exclusive remedy for breach or inaccuracy of any of the representations and warranties contained in Article 0 through 0 of this Agreement and for breach of the pre-Closing covenants contained in this Agreement and will be in lieu of contract remedies. In the event such action is brought, the prevailing party's attorneys' fees and costs will be paid by the nonprevailing party.

      8.7     Tax Adjustment

      . Any payment under this Article 0, Section 0 or Section 0 will be, for Tax purposes, to the extent permitted by Law, an adjustment to the Purchase Value. Each such payment shall be calculated on a net after tax basis, taking into account (i) any Tax savings actually realized by the recipient in the year of receipt of the payment resulting from the payment and (ii) any Tax liability actually imposed on the recipient in the year of receipt of the payment resulting from receipt of the payment.

      8.8     Gross-up

      . Buyer agrees that the amount of any Seller Losses will be grossed up to the extent necessary and appropriate such that the damages and costs that Seller actually recovers with respect to a Seller Claim fully reflect the fact that the payment by Buyer of those damages and costs will further impact the value of Seller's shareholding in Buyer.

      IX.     ALLOCATION OF TAXES; TAX RETURN

      9.1     Allocation of Tax Liabilities

      Seller will be responsible for all Taxes of the Companies regardless of when due and payable, (i) with respect to all Tax periods ending on or prior to the Closing Date and (ii) with respect to all Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date.

      Buyer will be responsible for all Taxes of the Companies, regardless of when due and payable, (i) with respect to all Tax periods beginning after the Closing Date, (ii) with respect to all Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period commencing after the Closing Date.

      9.2     Tax Return

      Seller will include the income or loss of the Companies for all Tax periods ending on or before the Closing Date on Seller's timely filed income Returns and will file all such Returns when due (including extensions). Seller shall include the income of the Companies (including any deferred items triggered into income by Treasury Regulation Section 1.1502 13 and any excess loss account taken into income by Treasury Regulation Section 1.1502 19 or comparable provisions of state and local income Tax regulations) on Seller's Tax Returns for all periods through the Closing Date and pay any federal, state, and local income Taxes attributable to such income. Seller will cause to be prepared, and will cause to be filed when due (including any extensions), all other Returns of the Companies for all Tax periods ending on or before the Closing Date for which Return have not been filed as of such date. Where such other Return must be filed by the Companies, upon the request of Seller, Buyer will cause such Return to be filed when due (including any extensions). Seller will submit copies of all such Returns to Buyer at least thirty (30) days prior to the due date, as it may be extended, for Buyer's review and approval. Seller will cause all such Returns to be accurate and complete in accordance with applicable Laws and to be prepared on a basis consistent with the Returns filed by or on behalf of the Companies for the preceding Tax periods.

      Buyer will prepare and file when due (including any extensions) all Returns of the Companies for Tax periods ending after the Closing Date; provided, however, that Seller will have the right to review and approve prior to filing all Returns for any Tax period that includes the Closing Date or any period prior to the Closing Date. Buyer will cause all such Returns to be accurate and complete in accordance with applicable Laws and to the extent permitted under applicable Tax law, to be prepared on a basis consistent with the Returns filed by or on behalf of the Companies for the preceding Tax periods.

      9.3     Income and Loss Allocation

      . For purposes of this Article 0, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the Tax period ending on the Closing Date will (i) in the case of Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period and (ii) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed equal to the amount that would be payable if the relevant Tax period had ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with prior practice of the Companies.

      9.4     Cooperation

      . After the Closing Date, Buyer and Seller will make available to the other, as reasonably requested, all information, records or documents (including state apportionment information) relating to Tax liabilities or potential Tax liabilities of the Companies with respect to (i) Tax periods ending on or prior to the Closing Date and (ii) Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date. Buyer and Seller will preserve all such information, records and documents until the expiration of any applicable statute of limitations thereof. Buyer will prepare and provide to Seller any information or documents reasonably requested by Seller for Seller's use in preparing or reviewing the Returns referred to in Section 0.

      9.5     Audits

      . Each party will promptly notify the other in writing upon receipt by such party (or any of its Tax Affiliates) of notice of any pending or threatened Tax liabilities of the Companies for any (i) Tax period ending on or before the Closing Date or (ii) Tax period ending after the Closing Date but which includes the Closing Date. Seller will have the sole right to represent the interests of the Companies in any Tax audit or administrative or court proceeding for Tax periods ending on or prior to the Closing Date and to employ counsel of its choice at its expense, and Buyer and Seller agree to cooperate in the defense of any claim in such proceeding; provided, however, Seller shall not settle any such audit or administrative or court proceeding in a manner that would materially and adversely affect the Companies after the Closing Date without Buyer's prior written consent which consent shall not be unreasonably withheld or delayed. Seller will have the right to participate at its expense in representing the interests of the Companies in any Tax audit or administrative or court proceeding for any Tax period ending after the Closing Date, if and to the extent that such period includes any Tax period before the Closing Date, and to employ counsel of its choice at its expense. Seller and Buyer agree to cooperate in the defense of any claim in such proceeding. Buyer shall not settle any audit or administrative or court proceeding in a manner that would materially and adversely affect the Seller without the Seller's prior written consent, which consent may not be unreasonably withheld or delayed.

      9.6     Tax Refunds

      All refunds of Taxes relating to the Companies received by Seller or any of its Tax Affiliates with respect to Tax periods or partial periods ending on or before the Closing Date will be for the account of Seller. At Seller's request Buyer will take such action as reasonably requested by Seller to obtain such refunds, provided such action will not materially adversely affect the Companies or Buyer. Buyer will pay over to Seller any such refunds that Buyer may receive immediately upon receipt of such request.

      All other refunds of Taxes with respect to the Companies will be for the account of Buyer. At Buyer's request, Seller will take such action as reasonably requested by Buyer to obtain such refunds, provided such action will not materially adversely affect the Seller, and will pay over to Buyer any such refunds immediately upon receipt thereof.

      9.7     Tax Sharing Agreements

      . All tax sharing agreements between Seller, on the one hand, and the Companies, on the other hand, will be terminated as of the Closing Date after normal operations.

      9.8     Tax Indemnification of Seller

      . From and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Buyer and the Companies from any and all Taxes which are imposed on the Companies in respect of their income, business, property or operations or for which the Companies may otherwise be liable (A) for the Tax liabilities the Seller is responsible for under Section 0, (B) resulting by reason of the several liability of the Companies pursuant to Treasury Regulations Section 1.1502 6 or any analogous state, local or foreign law or regulation or by reason of the Companies having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (C) attributable to any deferred income triggered into income by Treasury Regulation Section 1.1502 13, any excess loss accounts taken into income under Treasury Regulation Section 1.1502 19 and other similar items resulting from the Companies ceasing to be a member of any affiliated group (within the meaning of Code Section 1504(a)), (D) except as otherwise provided in Section 9.1(b), in respect of any period ending after the Closing Date, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a period ending on or prior to the Closing Date, (E) in respect of any period ending after the Closing Date attributable to any change in accounting method employed by the Companies during any of its previous taxable years, (F) attributable to any discharge of indebtedness that may result from any capital contributions by the Seller (or an affiliate of the Seller) to the Companies, or cancellation, of any intercompany indebtedness owed by the Companies to Seller (or an Affiliate of Seller), and (G) resulting from the breach of the Seller's covenants regarding Tax matters, including, without limitation those set forth in this Article 0.

      9.9     Tax Indemnification of Buyer

      . From and after the Closing Date, Buyer shall protect, defend, indemnify and hold harmless the Seller from any and all Taxes which are imposed on the Companies in respect of its income, business, property or operations or for which the Companies may otherwise be liable: (A) for any period or partial period beginning after the Closing Date, (B) for the Taxes Buyer is responsible for under Section 9.1(b) and (C) resulting from the breach of Buyer's covenants regarding Tax matters, including, without limitation those set forth in this Article 0; provided, however, Buyer shall not indemnify Seller with respect to any Taxes for which Seller is otherwise responsible under this Agreement.

      X.     GENERAL

      10.1     Press Releases and Announcements

      No party shall make any public disclosure or announcement relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other. Notwithstanding the foregoing, the parties and their Affiliates may make any public disclosure required by the United States or Canadian securities commissions or stock exchanges on which their securities are traded, provided that the parties required to (or whose Affiliates are required to) make any such disclosure shall use reasonable efforts to provide the other parties with two (2) Business Days' prior notice and reasonable opportunity to comment thereon. Buyer will have the right to be present for any in person announcement by the Companies.

      Buyer and Seller agree that the Confidentiality Agreement shall remain in effect, and that Seller shall be deemed to hold the same obligations and benefits as Uranium One Inc. thereunder.

      10.2     Expenses

      . Except as otherwise expressly provided for in this Agreement, Seller and Buyer will each pay all expenses incurred by each of them in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).

      10.3     Amendment and Waiver

      . This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

      10.4     Notices

      . All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Seller will, unless another address is specified by such party in writing, be sent to the address indicated below:

      If to Buyer:

      Uranium Energy Corp.
      9801 Anderson Mill Road, Suite 230
      Austin, Texas 78750
      Attention: Amir Adnani, President and CEO
      E-mail: aadnani@uraniumenergy.com
      Fax: (604) 682-3591

      With a copy to:

      Lang Michener LLP
      Royal Centre, 1055 West Georgia Street, Suite 1500
      Vancouver, B.C., Canada, V6E 4N7
      Attention: Thomas J. Deutsch
      E-mail: tdeutsch@LMLS.com
      Fax: (604) 893-2679

      If to Seller:

      URN Resources Inc.
      8055 East Tufts Avenue, Suite 500
      Denver, Colorado, 80237
      Attention: Dennis Stover
      E-mail: Dennis.Stover@uranium1.com
      Fax: (405) 285-9190

      With a copy to:

      Uranium One Inc.
      900-1285 West Pender Street
      Vancouver, B.C.
      Canada V6E 4B1
      Attention: Lloyd Hong
      Email: loyd.hong@uranium1.com
      Fax: (604) 601-5621

      And to:

      Dorsey & Whitney LLP
      1420 Fifth Avenue, Suite 3400
      Seattle, Washington 98101-4010
      Attention: Christopher Doerksen
      E-mail: doerksen.chris@dorsey.com
      Fax: (206) 903-8820

      10.5     Assignment

      . Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other party to this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

      10.6     No Third Party Beneficiaries

      . Except as set forth in Article 0, this Agreement does not confer any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

      10.7     No Partnership and No Corporate Opportunity

      . Nothing in this Agreement creates, or is intended to create, any partnership, joint venture relationship, fiduciary relationship or relationship of confidence and trust between Buyer and Seller. Each party shall have the right to engage in, and receive full benefits from, any independent business activities or operations, whether or not competitive with the business activities or operations of the other parties, the Companies or STMV, without consulting with, or obligation to, any of the other parties. The doctrines of corporate opportunity or business opportunity that sometimes apply to persons engaged in a joint venture or having a fiduciary relationship or a relationship of confidence and trust shall not apply in the case of any of the parties to this Agreement.

      10.8     Severability

      . Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      10.9     Complete Agreement

      This Agreement and the Confidentiality Agreement contain the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral.

      10.10    Schedules

      . In the event of any inconsistency between the statements in this Agreement and statements in the Disclosure Schedule, the statements in this Agreement will control and the statements in the Disclosure Schedule will be disregarded.

      10.11     Signatures; Counterparts

      . This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. An e-mail or facsimile signature will be considered an original signature.

      10.12     Governing Law

      . This Agreement will in all respects be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed in such state, without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

      10.13     Dispute Resolution

      Negotiation. The parties will make reasonable efforts to settle any and all controversies, claims and disputes arising out of or in connection with this Agreement (each, a "Dispute") within thirty (30) days (or any other period of time that may be agreed upon between the parties according to the circumstances) from its notification to the other party in accordance with Section 0, through direct discussions between principals of the parties for the purpose of resolving any such Dispute. For the purposes hereof, a "principal" means any individual of Seller or Buyer, as applicable, who has the authority to negotiate the settlement of the Dispute on behalf and in the name of Seller, or Buyer, as applicable. Within fourteen (14) days after the date of the receipt by a party of any notice of Dispute (which notice will request negotiations among principals), the principals will meet at a mutually acceptable time and place to exchange relevant information in an attempt to resolve the Dispute. If a principal intends to be accompanied at the meeting by an attorney, the other party's principal will be given written notice of such intention at least three (3) Business Days in advance and may also be accompanied at the meeting by an attorney.

      Arbitration. Notwithstanding Section 1.1(a) above, any party may initiate arbitration proceedings pursuant to this Section 1.1(b) concerning such Dispute within thirty (30) days (or any other period of time that may have been agreed upon between the parties pursuant to Section 1.1(a)) after the date of receipt of the notice of Dispute, if such Dispute remains unsettled at the end of the thirty (30)-day period in Section 1.1(a) above. Any such Dispute will be finally settled under the then-current

      Commercial Arbitration Rules of the American Arbitration Association (the "CAR Rules") by three (3) arbitrators appointed in accordance with the CAR Rules, and judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. The party against whom the award has been made will pay or otherwise satisfy the award in accordance with the terms of the award. Any laws allowing or providing for judicial review de novo of such arbitration are hereby waived, and the award of the arbitrator or arbitrators will be final, binding and not subject to de novo review. Pursuant to Section 1.1(c), the arbitrators will, if requested by the party submitting the controversy, claim or dispute (and such party prevails), grant specific performance as a remedy for any breach of a party's covenant under this Agreement, without regard to the availability of specific performance as a remedy in a court of competent jurisdiction. The place of the arbitration will be Denver, Colorado. Nothing herein will prevent either party from filing an action to obtain injunctive relief in an action in any court having jurisdiction thereof. The costs of arbitration (including the fees and expenses of the arbitrator) will be borne in their entirety by the party whom the arbitrator determines. Except as expressly provided otherwise in this Agreement, arbitration shall be the sole, exclusive and final remedy for any Dispute.

      Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Companies and STMV, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

10.14     Construction

. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word "including" means "including without limitation." A statement that an action has not occurred in the past means that it is also not presently occurring. When any party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action is in its sole and absolute discretion. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered. Unless the context otherwise requires, the term "material" when used with reference to the Companies or their assets refers to the Companies or their assets, taken as a whole, and when used with reference to the Buyer and UEC Sub or their assets refers to the Buyer and UEC Sub or their assets, taken as a whole.

10.15     Currency

. All references in this Agreement to "$" are references to United States dollars.

10.16     Time of Essence

. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.17     Consequential or Special Damages

. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR ANY LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, Buyer and Seller have executed this Securities Purchase Agreement as of the date first above written.

BUYER: URANIUM ENERGY CORP. By: /s/ Harry L. Anthony Name: Harry L. Anthony Title: COO & Director	SELLER: URN RESOURCES INC. By: /s/ Dennis E. Stover Name: Dennis E. Stover Title: President

Schedules to the Securities Purchase Agreement among
Uranium Energy Corp. and URN Resources Inc.

The following schedules are provided pursuant to the Securities Purchase Agreement entered into as of October 13, 2009 (the "Agreement") among Uranium Energy Corp., a Nevada corporation ("Buyer"), and URN Resources Inc., a Nevada corporation ("Seller") Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

These Schedules (as implemented or amended from the Execution Date through the Closing Date) are qualified by reference to the Agreement and should be read in their entirety. These Schedules are subject to the following terms and conditions:

- The fact that any item of information is disclosed in any section of these Schedules may not be construed to mean that such disclosure is required by the Agreement or that such item is "material," would or would reasonably be expected to have a Material Adverse Effect, or is or was outside of the Ordinary Course of Business for purposes of the Agreement or otherwise.

- Seller may, at its option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, will not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality, or to define further the meaning of such terms for purposes of this Agreement.

- These Schedules and the information and disclosures contained herein are intended only to qualify and limit the representations, warranties and covenants contained in the Agreement and will not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.

- Any reference in these Schedules to a contract, statement, plan, report or other document of any kind will be deemed to refer to all the provisions thereof and to include any and all exhibits, schedules and other attachments thereto.

- Whenever any matter is disclosed in any section of these Schedules in such a way that its relevance to any non-corresponding section of the Agreement is reasonably apparent, such matter will be deemed to have been disclosed for the purposes of such other section, notwithstanding the omission of any appropriate cross-reference thereto.

- The headings and subheadings contained in these Schedules are for descriptive purposes and convenience of reference only and have no substantive effect.

* * * *

Schedule 3.2(f)
Exceptions to Interest in STMV

The STMV Interests are subject to the transfer restrictions set forth in Article 9 of the STMV Joint Venture Agreement and the withdrawal, winding up and liquidation provisions of Article 9 thereof.

* * * *

Schedule 3.4
Seller''s Conflicts

  Reference is made to all matters set forth on Schedule 5.11(b).

  The Office Lease (defined in Schedule 3.5(a)) may require consent.

* * * *

Schedule 3.5
Seller -- Exceptions to Real Property and Leases

All matters set forth in the following described Title Opinions, Title Reports, Documents and Databases:

1. Original Title Opinion dated December 16, 2005 by Price, Pierce & Taylor PLLC to Standard Uranium, Inc. regarding In-Situ Uranium Mining Lease dated March 24, 1995.

2. Supplemental Title Opinion dated May 28, 2008 by Branscomb PC to South Texas Mining Venture, L.L.P. regarding In-Situ Uranium Mining Lease dated March 24 2005.

3. Original Title Opinion dated December 20, 2005 by Price, Pierce & Taylor PLLC to Standard Uranium, Inc. regarding In-Situ Uranium Mining Lease dated January 14, 2005.

4. Supplemental Title Opinion dated June 25, 2008 by Branscomb PC to South Texas Mining Venture, L.L.P. regarding In-Situ Uranium Mining Lease dated January 14, 2005.

5. Limited Title Report dated June 25, 2007 prepared by Steven Waters and Randy Browne of Haynes & Boone, LLP, San Antonio, Texas regarding the Hobson Tract.

6. Limited Title Report dated June 26, 2007 prepared by Steven Waters and Randy Browne of Haynes & Boone, LLP, San Antonio, Texas, covering and relating to the Cadena Prospect, Sweeny Switch, Broyles Prospect, Palagana Prospect and the DeHoyos Prospect.

7. Title Opinion dated June 18, 1979 rendered by Gary, Thomasson, Hall & Marks for Everest Exploration Company covering a 156 acre tract of land of which the Hobson Tract is a part.

8. Owner Policy of Title Insurance dated January 10, 2006 issued by First American Title Insurance Company pertaining to Hobson Plant Site and the WDW-168 Deep Waste Disposal Well Site.

9. Deed of Trust dated January 6, 2006, from South Texas Mining Venture, L.L.P. to H. Scott Taylor, Trustee for the benefit of Everest Exploration, Inc, recorded in Volume 828, Page 469, Official Records of Karnes County, Texas.

10. Deed of Trust, Security Agreement and Financing Statement dated January 6, 2006, from South Texas Mining Venture, L.L.P. to William M. Sheriff, Trustee, recorded in Volume 411, Page 445, Official Records of Duval County, Texas.

11. Production payment reserved in Special Warranty Deed with Vendors Lien, dated January 6, 2006, from Everest Exploration, Inc., to South Texas Mining Venture, L.L.P., recorded in Volume 828, Page 453, Official Records of Karnes County, Texas.

12. Overriding royalty interest in Leased Substances retained in the Assignment of In-Situ Uranium Mining Leases dated January 6, 2006 from Everest Resource Company and KDH Operations, Ltd. to South Texas Mining Venture, L.L.P.

13. Assignment dated April 7, 2006 from Everest Resource Company to James T. Clark, Tom M. Craine, Jr., and Stephen Thomas recorded in Volume 427 at Page 376 in Duval County covering and relating to the interests reserved in the Assignment of In-Situ Uranium Mining Leases dated January 6, 2006 from Everest Resource Company and KDH Operations, Ltd. to South Texas Mining Venture, L.L.P.

14. Overriding royalty interest pursuant to Overriding Royalty Assignment from South Texas Mining Venture, L.L.P. to James T. Clark, dated July 16, 2009.

15. Overriding royalty interest pursuant to Overriding Royalty Assignment from South Texas Mining Venture, L.L.P. to Tom M. Crain, Jr., dated July 16, 2009.

16. Agreement Regarding Area of Interest and Overriding Royalty Interest, dated August 1, 2006, between High Plains Uranium, Inc. and International Nuclear, Inc.

17. Option To Purchase Assets, dated July 27, 2006, between Uranium Energy Corp. and High Plains Uranium, Inc.

18. Data Sale Agreement, dated October 24, 2005, between John S. Wold and Energy Metals Corporation (US), which the latter has assigned or will assign to URN LLC.

19. Database of title materials maintained by Standard Uranium Inc. in 2005 and 2006 and obtained by Energy Metals Corporation.

The prior written consent of the lessors, grantors or other parties under the deeds, leases, assignments and agreements listed on Schedule 3.5(a) and Schedule 3.6(a) was not obtained when such deeds, leases, assignments and agreements were transferred to STMV or its predecessors.

Subject to the obligations set forth in Section 5.15 of the Agreement, the Companies and STMV will not be obtaining written consent from any of the lessors, grantors or other parties under the deeds, leases, assignments and agreements listed on Schedule 3.5(a) and Schedule 3.6(a) for the change of ownership and control of STMV provided in this Agreement prior to the Closing of this Agreement.

Any and all terms and conditions contained in the deeds, leases, assignments and agreements listed on Schedule 3.5(a) and Schedule 3.6(a).

* * * *

Schedule 3.5(a)
Seller -- Real Property and Leases

STMV Owned Real Property:

The WDW-168 Deep Waste Disposal Well Site:

That certain 10.30 acres tract of land, more or less, out of an 145.50 acre tract of land conveyed from Julius Radke, et ux, to H.L. Kunkel by deed dated June 16, 1928, and recorded in Volume 83, Page 346 of the Deed Records of Karnes County, Texas;

Said 10.30 acre tract is comprised of a portion of the Don Erasmo Seguin Grant, Abstract 10, is situated in Karnes County, Texas, approximately 2 1/2 miles southwest of the town of Falls City, and is described by metes and bounds as follows:

Beginning at a point in the south right-of-way line of a 40 foot County Road, for the northeast corner of said 145.50 acre tract and the northeast corner of this tract;

Thence S 02̊ 39' 00" W along the east line of said 145.50 acre tract and the east line of this tract, a distance of 628.47 feet to a point for the southeast corner of this tract;

Thence N 87̊ 35' 04" W along the south line of this tract, a distance of 561.66 feet to a point for the southwest corner of this tract;

Thence N 06̊ 12' 09" W along the west line of this tract, a distance of 834.70 feet to a point in the south right-of-way line of said 40 foot County Road and the north line of said 145.50 acre tract, for the northwest corner of this tract;

Thence S 71̊ 39' 00" E along the south line of a 40 foot County Road, the north line of said 145.50 acre tract, and the north line of this tract, a distance of 716.86 feet to the place of beginning, containing 10.30 acres of land, more or less.

Swap Tract Undeveloped Land (Hobson)

Undivided one-half (1/2) interest in and to that certain 12.00 acre tract of land, more or less, out of an 145.50 acre tract of land conveyed from Julius Radke, et ux, to H. L. Kunkel by deed dated June 16, 1928, and recorded in Volume 83, Page 346 of the Deed Records of Kames County, Texas;

Said 12.00 acre tract is comprised of a portion of the Don Erasmo Seguin Grant, Abstract 10, is situated in Kames County, Texas, approximately 2-1/2 miles southwest of the town of Falls City, and is described by metes and bounds as follows:

Commencing at a point in the south right-of-way line of a 40ft. County Road and at the northeast corner of said 145.50 acre tract;

Thence S 02&248; 39' 00" W along the east line of said 145.50 acre tract, a distance of 1596.03 feet to a point for the PLACE OF BEGINNING and northeast comer of this tract;

Thence S 02&248; 39' 00" W continuing along the east line of said 145.50 acre tract and along the east line of this tract, a distance of 809.11 feet to a point for the southeast comer of said 145.50 acre tract and the southeast corner of this tract;

Thence N 72&248; 45' 00" W along the south line of said 145.50 acre tract and the south line of this tract, a distance of 669.96 feet to a point for the southwest comer of this tract;

Thence N 02&248; 39' 00" E along the west line of this tract, a distance of 809.11 feet to a point for the northwest comer of this tract;

Thence S 72&248; 45' 00" E along the north line of this tract, a distance of 669.96 feet to the PLACE OF BEGINNING containing 12.00 acres of land, more or less, subject to all easements of record.

As described in and limited by the following documents:

1. Mineral Deed dated May 30, 2007 from South Texas Mining Venture, L.L.P. to James David Kruciak and Mary Catherine Flori.

2. Special Warranty Deed dated May 30, 2007 from James David Kruciak to South Texas Mining Venture, L.L.P.

3. Special Warranty Deed With Vendor''s Lien dated January 6, 2006 from Everest Exploration, Inc. to South Texas Mining Venture, L.L.P. conveying an undivided 99% interest in and to the Hobson Plant Site, the WDW-168 Deep Waste Disposal Well Site, and an undivided one-half interest in and to the Swap Tract Undeveloped Land.

4. Special Warranty Deed With Vendor''s Lien dated January 6, 2006 from Everest Exploration, Inc. to South Texas Mining Venture, L.L.P. relating to an undivided 1% interest in and to the Hobson Plant Site, the WDW-168 Deep Waste Disposal Well Site, and an undivided one-half interest in and to the Swap Tract Undeveloped Land.

STMV Leased Real Property:

Hobson Plant Site Leasehold

7.286 acres of land, more or less, out of a 156 acre tract of land as described in that certain instrument recorded in Volume 165, Page 448 of the Deed Records of Karnes County, Texas, also being located within the Erasmo Seguin Survey, A-l0, Kames County, Texas.

This 7.286 acre tract of land is more particularly described by metes and bounds as follows:

Beginning at a point in the west right of way line of FM Highway 81 for the southeast corner of this tract from which the southeast comer of said 156 acre tract bears South 01&248; 38' 51" West; 3439.34 feet;

Thence North 88&248; 14' 0 1" West, generally with a fence and with the south line of this tract, at 0.43 feet pass a comer fence post in all a distance of 627.16 feet to a corner fence post found for the southwest corner of this tract from which a found 5/8" iron rod bears North 09&248; 00' 15" East, 0.48 feet;

Thence North 01&248; 45' 18" East, generally with a fence and with the west line of this tract, 495.00 feet to a corner fence post found at the northwest comer of this tract from which a found 5/8" iron rod bears South 55&248; 40' 51" West, 0.65 feet;

Thence North 89&248; 40' 15" East, generally with a fence and with the north line of this tract 626.62 feet to a comer fence post found in the west right of way line of said FM Highway 81 for the Northeast corner of this tract;

Thence South 01&248; 38' 51" West, generally with a fence and with the west right of way line of said FM Highway 81, at 82.30 feet pass a found 5/8" iron rod, at 5.17.31, feet pass a found 5/8" iron rod, in all a distance of 517.92 feet to the point of beginning and containing 7.286 acres of land, more or less.

As described in and limited by the following documents:

1. Plant Site Surface Lease dated May 30, 2007 between James David Kruciak and Mary Catherine Flori as Lessors and South Texas Mining Venture L.L.P. as Lessee and Memorandum of Plant Site Surface Lease dated May 30, 2007 between James David Kruciak, Mary Catherine Flori and South Texas Mining Venture L.L.P.

2. Special Warranty Deed dated May 30, 2007 from South Texas Mining Venture, L.L.P. to Mary Catherine Flori.

3. Mineral Deed dated May 30, 2007 from Mary Catherin Flori to James David Kruciak

4. Warranty Deed dated September 12, 2002 from Mary M. Moczygemba, individually and as the sole beneficiary under the Last Will and Testament of Anton J. Moczygemba and as the Executrix of the estate of Anton J. Moczygemba.

5. Special Warranty Deed With Vendor''s Lien dated January 6, 2006 from Everest Exploration, Inc. to South Texas Mining Venture, L.L.P. conveying an undivided 99% interest in and to the Hobson Plant Site, the WDW-168 Deep Waste Disposal Well Site, and an undivided one-half interests in and to the Swap Tract Undeveloped Land.

6. Special Warranty Deed With Vendor''s Lien dated January 6, 2006 from Everest Exploration, Inc. to South Texas Mining Venture, L.L.P. conveying an undivided 1% interest in and to the Hobson Plant Site, the WDW-168 Deep Waste Disposal Well Site, and an undivided one-half interests in and to the Swap Tract Undeveloped Land.

Hobson Plant Right of Way

Pipeline Right of Way Agreement dated February 8, 2007 from Valerian S. Foegelle and Sally P. Foegelle to Everest Exploration, Inc., provided however, that STMV''s rights to the Right of Way is by virtue of Everest Exploration, Inc. acquiring such Right of Way in its capacity as Operating Partner of STMV on behalf of such joint venture partnership and/or under doctrine of after acquired title pursuant to the Special Warranty Deeds from Everest Exploration, Inc. to STMV dated January 6, 2006.

La Palangana Leaseholds

Solution Mining Lease dated September 1, 2005 by and between Alvaro de Hoyos and Delores Hyde, individually and as trustees under the Last Will and Testament of Luis de Hoyas as Lessors and Everest Resource Company as Lessee.

Replacement Solution Mining Lease dated effective January 14, 2005 by and between Zulema DeHoyos Estrada, individually and as Executrix of the Estate of Zulema G. DeHoyos as Lessor and South Texas Mining Venture L.L.P. as Lessee and Memorandum of Replacement In-Situ Uranium Solution Mining Lease dated effective January 14, 2005 by and between Zulema DeHoyos Estrada, individually and as Executrix of the Estate of Zulema G. DeHoyos and South Texas Mining Venture L.L.P.

Ratification Agreement dated December 16, 2005 by and between Zulema Dehoyos as Trustee of the Zulema G. DeHoyos Living Trust and Deloia DeHoyos O''Keefe as Lessor and Everest Resource Company as Lessee

In-Situ Uranium Mining Lease dated March 24, 2005 by and between La Palangana Ranch Management, L.L.C. as Lessor and Everest Resource Company and KDH Operations Ltd. as Lessee

Ratification of In-Situ Uranium Lease dated December 22, 2005 by La Palangana Ranch Mineral, Ltd. ratifying Everest Resource Company and KDH Operations, Ltd. as Lessee

Assignment of In Situ Uranium Mining Leases dated January 6, 2006 from Everest Resource Company and KDH Operations Ltd. to South Texas Mining Venture, L.L.P. covering and relating to the following leases: (i) In Situ Uranium Mining Lease, dated March 24, 2005, as amended, between La Palangana Ranch Management, L.L.C. as Lessor and Everest Resource Company and KDH Operations Ltd. as Lessees; (ii) In Situ Uranium Mining Lease dated January 14, 2005 between Zulema DeHoyos, trustee of the Zulema G. DeHoyos Living Trust, et al as Lessor and Everest Resource Company as Lessee; (iii) Solution Mining Lease dated September 1, 2005 by and between Alvaro de Hoyos, individually and as trustees under the Last Will and Testament of Luis de Hoyos as Lessors and Everest Resource Company as Lessee; and (iv) Solution Mining Lease dated September 1, 2005 by and between Delores Hyde, individually and as trustees under the Last Will and Testament of Luis de Hoyos as Lessors and Everest Resource Company as Lessee.

In Situ Uranium Mining Lease dated February 15, 2006 by and between Edward Steelhammer as Lessor and Everest Resource Company as Lessee and Memorandum of In-Situ Uranium Mining Lease dated February 15, 2006 by and between Edward Steelhammer and Everest Resource Company.

Assignment of In Situ Uranium Mining Lease dated effective April 1, 2006 from Everest Resource Company to South Texas Mining Venture, L.L.P. relating to In Situ Uranium Mining Lease dated February 15, 2006 by and between Edward Steelhammer as Lessor and Everest Resource Company as Lessee

Assignment of Uranium Mining Lease Options dated April 15, 2006 from Everest Resources Company to South Texas Mining Venture, L.L.P. as recorded in Volume 425 at Page 796 of the Official Records of Duval County, Texas.

Assignment of Uranium Mining Lease dated March 23, 2006 from Everest Resources Company to South Texas Mining Venture, L.L.P. as recorded in Volume 446 at Page 38 of the Official Records of Duval County, Texas.

Agreement between South Texas Mining Venture, L.L.P. and Corpus Christi Brine Services, L.P. providing a stipulated subordination, ratification and consent to South Texas Mining Venture, L.L.P.''s January 14, 2005 and September 1, 2005 In-Situ Uranium Mining Leases as to the "Memorandum of Owner Use Agreement" between Zulema de Hoyos, et al and Corpus Christi Brine Services, L.P. dated January 26, 1998 as recorded in Volume 244 at Page 715 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 24, 2006, from Robert S. Singer, Individually and as Trustee of the I.M. Singer Trust covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 7, 2006, from I.M. Singer, Jr., Individually and as Trustee of the I.M. Singer Trust covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 27, 2006, from W.M. Singer, Individually and as Trustee of the I.M. Singer Trust, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Acknowledgement of In Situ Uranium Mining Lease, dated November 27, 2006, between Mary Ann Cray Ballard and South Texas Mining Venture, LLP, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 30, 2006, from Margaret Ann Pletz, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated January 4, 2007, from Roger Scott Timm, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated January 11, 2007, from William Cray, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 24, 2006, from Norman L. Oates, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 23, 2006, from Ethel Ruth Oates Pope, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated January 10, 2007, from Betty Carolyn McCaskill, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 29, 2006, from William E. Tickel III, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 1, 2006, from Victoria Tickel Vance, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 28, 2006, from Gilbert Winne Jr., covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated December 11, 2006, from Charles A. Hudson, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated December 4, 2006, from Bruce Ihrig, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated December 5, 2006, from Bayou Minerals, Inc., covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 25, 2006, from Verlene Wilkinson Lucas, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 26, 2006, from Jonnie M. Loessin, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 13, 2006, from Lorence L Bracenec, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated January 24, 2007, from Benjamin B. Bravenec, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 28, 2006, from Robert R. Bracenec, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated December 6, 2006, from Otto E. Crenwelge, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 25, 2006, from Clarence C. Crenwelge, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 1, 2006, from Charles J. Faigle, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 28, 2006, from Roy A. Crenwelge, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 26, 2006, from Jerry F. Faigle, Jr., covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 3, 2006, from Mary Ann Minto, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 25, 2006, from James L. Malinak, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 24, 2006, from Sharon M. Reed, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated October 27, 2006, from Gary Lynn Singer, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated November 13, 2006, from Norma Jean Singer Winder, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Acknowledgement of In Situ Uranium Mining Lease, dated November 27, 2006, between Mary Ann Cray Ballard and South Texas Mining Venture, LLP, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated March 26, 2007, from Lydia A. Bravenec, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated July 30, 2007, from Samuel Dibrell, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

Ratification and Bonus, Rental and Shut-In Royalty Division Order, dated July 20, 2007, from Alfred Sheppard, covering that certain In Situ Uranium Mining Lease dated January 14, 2005, recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas, and that certain In Situ Uranium Mining Lease dated September 1, 2005, recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas.

La Palangana East Leaseholds

Designation of Election To Acquire Uranium Mining Lease dated effective May 24, 2008 by and between White Bell Ranch as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded in Volume 476 at Page 32 of the Official Records of Duval County, Texas.

Uranium Mining Lease dated August 1, 2007 by and between Angelina R. Garcia, Individually and as the Executrix of the Estate of J.S. Garcia, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 459 at Page 339 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated May 15, 2009 by and between Patricia A. Booth as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document No. 2009-104520 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated March 16, 2009 by and between Paul E. Megerle, Stephanie M. Megerle and Robert P. Megerle as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document No. 2009-104517 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated March 16, 2009 by and between Claudia J. Megerle Reno as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document No. 2009-104518 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated March 16, 2009 by and between Howard W. Whitaker as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document No. 2009-104516 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated March 16, 2009 by and between Troy M. King as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document No. 2009-104519 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 1, 2007 by and between Fructoso H. Canales, Jr. as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 229 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 1, 2007 by and between Albino F. Canales as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 220 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 1, 2007 by and between Liborio Canales, Jr. and Maria Alicia Canales Garcia as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 193 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 1, 2007 by and between Alicia Canales Carrillo as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 184 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 20, 2007 by and between Lydia Canales as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 203 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 1, 2007 by and between Angel Saenz, Jr. and Azalia Perez as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 247 of the Official Records of Duval County, Texas.

Surface Lease dated March 28, 2007 be and between Oscar Ruiz as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Unrecorded, Duval County, Texas.

Agreement between Corpus Christi Brine Services, L.P. and South Texas Mining Venture LLP dated effective February 2, 2007 to define and clarify the respective rights of the parties with respect to the STMV de Hoyos Leases and to clarify STMV''s rights to conduct certain uranium mining activities on the Property, Unrecorded, Duval County, Texas.

Cadena Leaseholds

In-Situ Uranium Mining Lease dated August 20, 2007 by and between Matilde Martinez, Jr., as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 238 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated August 20, 2007 by and between David Martinez., as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 464 at Page 211 of the Official Records of Duval County, Texas.

Uranium Mining Lease dated January 28, 2008 by and between Alberto Martinez and Cynthia E. Martinez, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 473 at Page 185 of the Official Records of Duval County, Texas.

Uranium Mining Lease Amendment (Lease Description and Acreage Covered) dated November 24, 2008 by and between Alberto Martinez and Cynthia E. Martinez, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Document 2009-104515 of the Official Records of Duval County, Texas.

Uranium Mining Lease dated January 28, 2008 by and between Humberto Martinez, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 473 at Page 205 of the Official Records of Duval County, Texas.

Uranium Mining Lease dated January 28, 2008 by and between Norberto Jesus Pena and Beverly V. Pena, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, as recorded at Volume 473 at Page 216 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated February 1, 2008 by and between Marta Valerio, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 473 at Page 227 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated February 1, 2008 by and between Ana Cristina Perez, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 473 at Page 236 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated February 1, 2008 by and between Clarissa A. Villa, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 473 at Page 245 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated February 1, 2008 by and between Evaristo Valerio, Jr., as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 473 at Page 254 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated February 1, 2008 by and between Juan Antonio Valerio, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 473 at Page 263 of the Official Records of Duval County, Texas.

In-Situ Uranium Mining Lease dated November 25, 2008 by and between Coy Randall Dyer, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, recorded at Document Number 2009-104514 of the Official Records of Duval County, Texas.

Sejita Leaseholds

In-Situ Uranium Mining Lease dated November 12, 2007 by and between Hector E. Ramirez and wife Ceciia M. Ramirez, as Lessor and South Texas Mining Venture, L.L.P. as Lessee, Memorandum of In-Situ Uranium Mining Lease recorded at Volume 464 at Page 152 of the Official Records of Duval County, Texas.

Driscoll Foundation Options and Leaseholds

In-Situ Uranium Mining Lease, dated November 30, 2008 by and between Robert Driscoll and Julia Driscoll and Robert Driscoll, Jr. Foundation, South Texas Mining Venture, L.L.P., Energy Metals Corporation (US), Uranium One Inc. and Everest Exploration, Inc., a memorandum of which was recorded in Duval County, Texas as Instrument Number 2008-102588.

Uranium Mining Lease Option, dated November 30, 2008 by and between Robert Driscoll and Julia Driscoll and Robert Driscoll, Jr. Foundation, South Texas Mining Venture, L.L.P., Energy

Metals Corporation (US), Uranium One Inc. and Everest Exploration, Inc., a memorandum of which was recorded in Duval County, Texas as Instrument Number 2008-102587.

Office Space Leasehold

Office Lease Agreement dated February 1, 2007 by and between Bank of America, N.A. and South Texas Mining Venture, LLP, as amended by Acceptance of Premises dated October 17, 2007 and the First Amendment to Lease Agreement executed November 19, 2007 (the "Office Lease").

Building Lease Agreement dated commencing April 1, 2006 by and between La Palangana Ranch Mgmt LLC and South Texas Mining Venture LLP.

* * * *

Schedule 3.6(a)
Seller -- Assets
Asset	Description 1	Description 2	Location

Vehicles
Ford Truck F150 (2007)	VIN - 1FTPW14V77KD26952	License Plate - 08HZW6	Corpus Christi
Ford Explorer SUV (2006)	VIN - 1FMEU63E06ZA18714	License Plate - 121RCS	Corpus Christi
Ford Truck 150 (2006)	VIN - 1FTPW14V36FB43569	License Plate - 33XZH4	Corpus Christi
Ford Truck F150 (2006)	VIN - 1FTPX125X6FA10811	License Plate - 34ZPX3	Corpus Christi
Toyota Tundra Truck (2006)	VIN - 5TBDT44176S532766	License Plate - 17FYG4	Corpus Christi
GMC 1/2 ton Truck (2005)	VIN - 2GTEK13T251134659	License Plate - 50WUG1	Corpus Christi

Furniture
Furniture 8th Floor	8th floor office Furniture	174 pcs No S/N	Corpus Christi
Furniture 7th Floor	7th Floor Office Furniture	52 pcs No S/N	Corpus Christi

Computers
Dell Latitude D610	Laptop Computer	S/N DXN7P91	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N BYPSQC1	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N 90DZRC1	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N 3HR9CC1	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N 211JWC1	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N 15JBZC1	Corpus Christi
Dell Latitude D820	Laptop Computer	S/N JTVJVC1	Corpus Christi
Dell Latitude D830	Laptop Computer	S/N 49N5LH1	Corpus Christi
Dell Optiplex 745	Computer - IT Room	S/N 6L45QC1	Corpus Christi
Dell Optiplex GX620	Computer	S/N 3KRH3B1	Corpus Christi
Dell Optiplex GX620	Computer	S/N 1XVCLB1	Corpus Christi
Dell Optiplex GX620	Desk Top	S/N 9XVC1B1	Corpus Christi
Dell Optiplex GX620	Computer - 7th Floor	S/N 3W0TK91	Corpus Christi
Dell Optiplex GX620	Computer - 7th Floor	S/N 6W0TK91	Corpus Christi
Dell Precision D820	Laptop Computer	S/N 90DZRC1	Corpus Christi
Dell Precision M65	Laptop Computer	S/N 4D8VXB1	Corpus Christi
Dell Precision M70	Laptop Computer	S/NCR2ZK91	Corpus Christi
Dell Precision T3400	Computer	S/N BJLKWG1	Corpus Christi
Dell XPSM1710	Laptop Computer	S/N 9BTQPC1	Corpus Christi

Software, Server, Scanners and Ploters
Micromine License	Computer Software	License No. MM0234	Corpus Christi
NeuraScanner Gold and Neura Log Software	Geophysical log scanner	S/N 894	Corpus Christi
24U Short Rack for Dell Power Edge	Server	S/N FYNQBB1	Corpus Christi
Crystal SL 42	Scanner - 7th Floor	S/N GP67D61028M	Corpus Christi
Asset	Description 1	Description 2	Location
HP Design Jet 5500	Plotter	S/N SG61J3401C	Corpus Christi
i Terra Lite Plotter	Geo Instruments	S/N 30840	Corpus Christi
Power Edge 2950	Server	S/N DC852C1	Corpus Christi
Power Edge 860	Server	S/N 29932C1	Corpus Christi
Power Vault 124T	Server	S/N 89R6Z91	Corpus Christi
PowerEdge Rock Console 15FP	Server - IT Room	S/N 29932C1	Corpus Christi
Smart UPS 1500 VA USB	Server	S/N A50620233031	Corpus Christi
ARC View	mapping software maint	ESRI, Inc No S/N	Corpus Christi
SQL Server Software & Backup Exec	Computer Software	S/N 60832990ZZS0807	Corpus Christi
Toshiba EStudio 351C	Color Copier	S/N CEH727527	Corpus Christi

Misc
Sony Bravia 46" Flat Panel HDTV	TV	S/N 0180079950	Corpus Christi

Vehicles and Rolling Stock
Ford Truck F150 (2007)	VIN - 1FTPX14V47NA41878	License Plate - 89NKW5	Hobson
Ford Truck F250 (2006)	VIN - 1FTSX20P46ED80680	License Plate - 35ZPX3	Hobson
Ford Truck F250 (2006)	VIN - 1FTNF20546ED59052	License Plate - 33ZPX3	Hobson
Ford Truck F576 (2007)	VIN - 1FDAF57P47EA87333	License Plate - 25LZL5	Hobson
Toyota Tundra Truck (2002)	VIN - 5TBRT34102S229502	License Plate - 6CPY77	Hobson
Nissan Titan Truck (2008)	VIN - 1N6BA07D28N334475	License Plate - 30RSX6	Hobson
Massey Ferguson 4WD Tractor (2005)	Model 1428V	S/N K-P5101	Hobson
Hose Reel Trailer (1986)	Lic. No. 52M834	S/N 5012	Hobson
CAT Telehandler Forklift TH360B (2007)	-	S/N SLE04773	Hobson
MIT Trailer	Kotara gooseneck trl	Lic. No. 90ZXYP	Hobson
Generator Trailer (1983)	Model No. 24M	Lic.No. 98YPMX	Hobson
Red Utility Trailer (1990)	Lic. No. 31YPMY	S/N 90TWHJ	Hobson
Toyota Forklift 7FDU25	ToyotaLift of So TX	S/N 60466	Hobson
Shop Gooseneck(3 Axle)Trailer (1985)	Lic. No. 10YPMY	S/N TR159761	Hobson
Shopmade Cementer (1983)	Green Cementer	No S/N	Hobson
Welding Trailer Shop Built	Trlr S/N RDG1	Welder S/N LG076047	Hobson
Vermeer chipper	Model # BC1800XL	Ser# 1VRY131Z361001399	Hobson

Buildings and Furniture
Building #1	""New"" office building	Dimensions 67''4"" X 40""3""	Hobson
Building #2	""Old"" office building	Dimensions 80''7"" X 40''3""	Hobson
Warehouse Building	Storage	Dimensions 40''4"" X 30''4""	Hobson
Hot Oil Building	""Lean-to next to dryer building	Dimensions 14'' X 6''	Hobson
Shop Building	Maintenance Shop	Dimensions 54''4"" X 30''4""	Hobson
Asset	Description 1	Description 2	Location
Dryer Building	Dryer Building	Dimensions 39''4"" X 30''2""	Hobson
Flammable Building	Paint/other flammable storage	Dimensions 21''8"" X 13''4""	Hobson
Furniture	80 pcs Hobson Office Furniture	No S/N	Hobson

Computers
Dell 5110CN	Color Printer	S/N FJP7B91	Hobson
Dell Dimension 4700	Computer	S/N 9KDVG81	Hobson
Dell Flat Panel Monitor 30"	Computer Monitor	S/N BGPGWC1	Hobson
Dell Flat Panel Monitor 30"	Computer Monitor	S/N GFPGWC1	Hobson
Dell Flat Panel Monitor 30"	Computer Monitor	S/N 9Y4GWC1	Hobson
Dell Flat Panel Monitor 30"	Computer Monitor	S/N 2JPGWC1	Hobson
Dell Latitude D820	Laptop Computer	S/N DRVYRC1	Hobson
Dell Latitude D820	Laptop Computer	S/N 5P88MC1	Hobson
Dell Latitude D830	Laptop Computer	S/N 6BQSGF1	Hobson
Dell Optiplex GX620	Computer	S/N 4MDP1C1	Hobson
Dell Optiplex GX620	Computer	S/N 357YQB1	Hobson
Dell Optiplex GX620	Computer	S/N H47YQB1	Hobson
Dell Optiplex GX620	Computer	S/N 8LDP1C1	Hobson
Dell Precision 690	Computer	S/N 9Y17YD1	Hobson
Dell Precision 690	Computer	S/N 6Y17YD1	Hobson
HP Design Jet 800	Plotter	Model C7780B	Hobson
Panasonic Toughbook 52	Laptop Computer	S/N CF-52AJCBDBM	Hobson
UPS System	Emerson UPS with battery rack	No S/N	Hobson
UPS System	APC 3,000 XL	No S/N	Hobson

Mics.
Canon Image Class MF7280	Copier	S/N SGM02080	Hobson
Emergency Generator	Detroit Diesel; 350 KW; Standby		Hobson
Emergency Generator	Diesel; 250 KW; Standby		Hobson
Control Box	Automated control station pumps and valves	No S/N	Hobson
Control Box	Control pump start; valve control	No S/N	Hobson
Control Panels	3 ea	No S/N	Hobson
Factory Talk Software	Computer Software	No S/N	Hobson
Field I/O	Two Allen Bradley Control logix Field I/O cabinet and associated control network	-	Hobson
Heater (Inline)	one flow meter; one temp indicator; one control valve	-	Hobson
Propane Tank	1000 gallon	No S/N	Hobson
Peroxide Chemical Pumps	Quantity 2	No S/N	Hobson
Sump Pump	one level switch; one filter housing		Hobson
Asset	Description 1	Description 2	Location
T-3 A/B	Two level transmitters; two temp indicators; two control valves; one agitator		Hobson
T-30	One level transmitter; two pumps; one filter		Hobson
T-31 A/B	Two level transmitters; two temp indicators; two pumps;two control valves		Hobson
T-32 A/B	Two level transmitters; two pumps; one control valve		Hobson
T-33 A/B	Two Level transmitters; two pumps		Hobson
T-34	Two control valves, one level transmitter; one tem indicator; two pumps; one flow transmitter		Hobson
T-4	One level transmitter; one temp indicator; two control valves; one agitator		Hobson
T-5	Two control valves; one level transmitter; one temp indicator; two pumps; one agitator		Hobson
T-6 A/B	Six control valves; two ph meters; two level transmitters; two temp indicators; two pumps; one flow transmitter; two agitators		Hobson
Vostro 200	Communication	S/N 6L0KTG1	Hobson
Water Softener	one control valve; one flow meter		Hobson
Various Radiation Survey Instruments:			Hobson

MCCs
Motor Control Building	Motor control center	Located on Plant Pad 30''4"" X 15''3""	Hobson
Motor Control Center	Allen Bradley Centerline 2100; 800 amp bus; seven vertical sections; 600 amp main; twenty starters; two transformers		Hobson
Motor Control Center	Allen Bradley Centerline 2100; 1200 amp bus; nine vertical sections; 600 amp transfer switch; thirty-eight starters		Hobson
Motor Control Center	Allen Bradley Centerline 2100; 1200 amp bus; nine vertical sections; 1000 amp main; thirty-six starters; one transformers		Hobson

Asset	Description 1	Description 2	Location
Hobson Dryer
Boiler	Fulton	Model FT-0240-C	Hobson - Dryer
Condenser	Package including E-25B	And Pump K-26B	Hobson - Dryer
Cooling Tower	Marsley	No S/N	Hobson - Dryer
Drumming Assembly	Package including DF-02	No S/N	Hobson - Dryer
Pump	Sump	Diaphragm -- 1.5""	Hobson - Dryer
Pump	P-25B	Condensate Pump HP 7.5	Hobson - Dryer
Pump (2 ea)	Oil circulation	HP 15.0 No S/N	Hobson - Dryer
Pump (2 ea)	Circulation Pumps	HP 3.0 No S/N	Hobson - Dryer
Tank	T-25B	Condensate Drum	Hobson - Dryer
Vacuum Dryer	Cogeim	S/N 624-627	Hobson - Dryer

Hobson-Lab
Analytical Balance	Mettler XS203S	S/N 1129362323	Hobson-Lab
Analytical Water System	Fisher Barnstead NanoPure	Model No. D11911	Hobson-Lab
Automated Moisture Determination	Mettler HB-43-S	S/N 1229311840	Hobson-Lab
Centrifuge	Eppendorf 5702	S/N 0016002	Hobson-Lab
Conductivity meter	Metler/Toledo	S/N 291413	Hobson-Lab
Dell Optiplex 755	Computer	S/N 3LGCPH1	Hobson-Lab
Elan DRC II ICP-MS	Perkin Elmer	S/N AL14340811	Hobson-Lab
Fume Hood	Labconco	Protector XL No S/N	Hobson-Lab
Ion Analyzer	Lachat QC8500 Series 2	S/N 81000001031	Hobson-Lab
Laboratory Balance	Ohaus Pioneer 0-1500g .01g	S/N 8329200026	Hobson-Lab
Laboratory Information Management System (LIMS)	MC-LIMS Computer Software	Version 3.2.0	Hobson-Lab
Laboratory Oven	Fisher Forced-air Oven	No S/N	Hobson-Lab
Laboratory Water System	Fisher Barnstead RO	Model No. D12651	Hobson-Lab
pH Meter	Oakton PC10	S/N 256934	Hobson-Lab
Spectrophotometer	Spectronic 20D+	S/N 3DUL248001	Hobson-Lab
Spectrophotometer	Spectronic 20D+	S/N 3DUL248002	Hobson-Lab
Spectrophotometer	Spectronic 20D+	S/N 3DUL248004	Hobson-Lab
Turbidimeter	Hach Micro 1000	S/N 200809289	Hobson-Lab
Ultrasonic Cleaner	Branson 3510	S/N RMC090853982F	Hobson-Lab

Hobson-Precipitate
Agitator	A-7A	Precipitate Tank Agitator	Hobson-Precipitate
Agitator	A-7B	Precipitate Tank Agitator	Hobson-Precipitate
Agitator	A-7C	Precipitate Tank Agitator	Hobson-Precipitate
Agitator	A-7D	Precipitate Tank Agitator	Hobson-Precipitate
Agitator	A-7E	Precipitate Tank Agitator	Hobson-Precipitate
Agitator	A-14	Floc Tank Agitator	Hobson-Precipitate
Asset	Description 1	Description 2	Location
Pump	P7-A	HP 2.0	Hobson-Precipitate
Pump	P7-B	HP 2.0	Hobson-Precipitate
Pump	P-14	HP 1.0	Hobson-Precipitate
Tank	T-7A	Precipitate Tank	Hobson-Precipitate
Tank	T-7B	Precipitate Tank	Hobson-Precipitate
Tank	T-7C	Precipitate Tank	Hobson-Precipitate
Tank	T-7D	Precipitate Tank	Hobson-Precipitate
Tank	T-7E	Precipitate Tank	Hobson-Precipitate
Tank	T-14	Floc Tank	Hobson-Precipitate

Hobson-Resin
Pump	P-1	HP 7.5	Hobson-Resin
Pump	P-3A	HP 3.0	Hobson-Resin
Pump	P-3B	HP 3.0	Hobson-Resin
Pump	P-20B	HP 5.0	Hobson-Resin
Pump	p-20A	HP 5.0	Hobson-Resin
Pump	P-120	HP 10.0	Hobson-Resin
Pump	P-21A	HP 5.0	Hobson-Resin
Pump	P-21B	HP 5.0	Hobson-Resin
Sand Filter	F-20A	Resin Transfer Water Filter	Hobson-Resin
Sand Filter	F-20B	Resin Transfer Water Filter	Hobson-Resin
Shaker	SO1-A	Resin Screen	Hobson-Resin
Shaker	SO1-B	Resin Screen	Hobson-Resin
Sump Pump	P-56	HP 7.5	Hobson-Resin
Tank	V1	Elution Vessel	Hobson-Resin
Tank	V2	Elution Vessel	Hobson-Resin
Tank	T-20A	Dirty Resin Transfer Water	Hobson-Resin
Tank	T-20B	Dirty Resin Transfer Water	Hobson-Resin
Tank	T-17	Resin Holding Tank	Hobson-Resin
Tank	T-18	Settling Tank	Hobson-Resin
Tank	T-21A	Resin Transfer Water	Hobson-Resin
Tank	T-21B	Resin Transfer Water	Hobson-Resin

Hobson-Yellowcake
Filter Press	F-12	Yellowcake Filter Press	Hobson-Yellowcake
Pump	P-08	2.5"" Hose Pump Filter Press Feed	Hobson-Yellowcake
Pump	P-12	.5"" Hose Pump Yellowcake	Hobson-Yellowcake
Pump (2 ea)	Fybroc	HP 7.5	Hobson-Yellowcake
Pump (2 ea)	Sump pumps w/sock filter	HP 7.5	Hobson-Yellowcake
Tank	T-08	32"" Thickener	Hobson-Yellowcake
Tank (4 ea)	Fiberglass	Yellowcake circuit	Hobson-Yellowcake

Asset	Description 1	Description 2	Location
Palangana Equipment Stored at Hobson
Flow Meters:	4" mag meter assembly	6 ea	Hobson (Palangana Equipment Stored at Hobson)
Flow Meters:	8" mag meter assembly	2 ea	Hobson (Palangana Equipment Stored at Hobson)
Motor Control Centers:	3 section double	1 ea	Hobson (Palangana Equipment Stored at Hobson)
Motor Control Centers:	2 section double	1 ea	Hobson (Palangana Equipment Stored at Hobson)
Motor Control Centers:	3 section single	2 ea	Hobson (Palangana Equipment Stored at Hobson)
Motor Control Centers:	2 section single	8 ea	Hobson (Palangana Equipment Stored at Hobson)
Pressure Transmitters - 16 total	3051TG3A2B21ASSM5B4 Pressure Transmitter	16 total pressure and differential trans.	Hobson (Palangana Equipment Stored at Hobson)
Differential Pressure Transmitter	3051CD3A07A1AsSM5 Differential Pressure Transmitter	16 total pressure and differential trans	Hobson (Palangana Equipment Stored at Hobson)
Pumps	4" x 3" x 8"	5hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	4" x 3" x 8"G	5hp 1750 rpm - 1ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	4" x 3" x 8" G	5hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	3" x 1 1/2" x 13	15hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	1 1/2" x 1" x 8"	1.5hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	3" x 1 1/2" x 8"	3hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	3" x 2" x 6"	2hp 1750 rpm - 1 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	1 1/2" x 1" x 8"	2hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	6" x 4" x 13"	60hp 1750 rpm - 2 ea	Hobson (Palangana Equipment Stored at Hobson)
Pumps	6" x 4" x 13"	50 hp 1750 rpm 3 ea	Hobson (Palangana Equipment Stored at Hobson)
3" x 5" Fig K Packer (SDR17 PVC)	240 ea	No S/N	Hobson (Palangana Equipment Stored at Hobson)
5" PVC wellhead Flanges	150 ea	No S/N	Hobson (Palangana Equipment Stored at Hobson)
5"steel wellhead plates	100 ea	No S/N	Hobson (Palangana Equipment Stored at Hobson)
1 1/2" SDR 11 PE4710 HDPE	Approx. 30000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
1"BI BUTT WELD O2	Approx. 1000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
10" SDR 11 PE4710 HDPE	Approx. 3000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)

Asset	Description 1	Description 2	Location
14" SDR 11 PE4710 HDPE	Approx. 6000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
2" SDR 11 PE4710 HDPE	Approx. 75000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
2" SDR 11 PE4710 HDPE	Approx. 30000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
2"BI BUTT WELD O2	Approx. 5000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
3" SDR 11 PE4710 HDPE	Approx. 11000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
4"SDR 11 PE4710 HDPE	Approx. 33000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
8" SDR 11 PE 4710 HDPE	Approx. 4000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
Connectra 14M fusion machine	3/4" thru 4"	1 ea	Hobson (Palangana Equipment Stored at Hobson)
Connectra 414-SC fusion machine	4" thru 14"	1 ea	Hobson (Palangana Equipment Stored at Hobson)
Connectra socket fusion kit	1", 1 1/2", 1 1/4", 2"	1 ea	Hobson (Palangana Equipment Stored at Hobson)
Submersible pumps	Mod. No. 25S30-15 3 hp pumps and motors	Approx. 50 ea	Hobson (Palangana Equipment Stored at Hobson)
Submersible pumps	Mod. No. 40S100-30 10 hp pumps w/ 4" motors	Approx. 40 ea	Hobson (Palangana Equipment Stored at Hobson)
Various Butterfly Valves	8"	45 ea	Hobson (Palangana Equipment Stored at Hobson)
Various Butterfly Valves	4"	10 ea	Hobson (Palangana Equipment Stored at Hobson)
Various Butterfly Valves	3"	3 ea	Hobson (Palangana Equipment Stored at Hobson)
Various Butterfly Valves	2"	12 ea	Hobson (Palangana Equipment Stored at Hobson)
Various fitting for IC and PC Headers	Stainless Steel flanges and pipe	No S/N	Hobson (Palangana Equipment Stored at Hobson)
Wire 10/3 W GRND	Approx. 60000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
Wire 6/3 W GRND	Approx. 19000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
Wire 8/3 W GRND	Approx. 20000 ft	No S/N	Hobson (Palangana Equipment Stored at Hobson)
Wellhead electrical disconnects	No S/N	45 ea	Hobson (Palangana Equipment Stored at Hobson)

Vehicles and Rolling Stock
Chevrolet Truck 3/4 (2004)	VIN - 1GCHK23U04F116728	License Plate - 30YLM7	La Palangana
Ford Truck 150 (2006)	VIN - 1FTPX12506FA10784	License Plate - 36ZPX3	La Palangana
Ford Truck 250 (1999)	VIN - 1FTNW21S2XEC92313	License Plate - 71BFZ5	La Palangana
Ford Truck 350 (1999)	VIN - 1FDWF375X6ED82198	License Plate - 01YTS4	La Palangana
Ford Truck F576 (2007)	VIN - 1FDAF57P37EB20015	License Plate - 74LZT5	La Palangana
GMC Truck 3/4 (2007)	VIN - 1GTHK24U77E178555	License Plate - 38GTR6	La Palangana
Asset	Description 1	Description 2	Location
Generator Trailer (1986)	Lic. No. 52M837	S/N AK122	La Palangana
Gooseneck Trailer (1983)	-	S/N29221Y	La Palangana
Hose Reel Trailer (1988)	-	S/N 52M833	La Palangana
Freightliner Water Truck (1999)	VIN - 1FUYFEDBOXPA15069	License Plate - 2DP399	La Palangana
14' Superior Utility Trailer (1988)	S/N STS236	Lic. No.45YPMX	La Palangana
CAT Backhoe Loader 420D (2005)	-	S/N C32966	La Palangana
CAT Backhoe Loader 420D (2006)	-	S/N C34995	La Palangana
CAT Telehandler Forklift TH360B (2004)	-	S/N SLE01527	La Palangana
Cementer	No. 1 Home Made	No S/N	La Palangana
Cementer	No. 2 Home Made	No S/N	La Palangana
Cementer	No. 3 Home Made	No S/N	La Palangana
Red Ewald Tilt Trailer (1988)	Lic. No. 93ZJWK	S/N 88038	La Palangana
Red Ewald Tilt Trailer (1988)	Lic. No. 94ZJWK	S/N 88042	La Palangana

Logging trucks
Ford Truck F450 (2006)	VIN - 1FDXF47P86EB64580	License Plate - 82DNW5	La Palangana
Ford Truck F450 (2006)	VIN - 1FDXF47P76EB64490	License Plate - 83DNW5	La Palangana
Ford Truck F450 (2007)	VIN - 1FDXF47P57EB27861	License Plate - 15DNY5	La Palangana
PFN Tool #1	-	S/N 1003	La Palangana
PFN Tool #2	-	S/N1004	La Palangana
PFN Tool #4	-	S/N 1007	La Palangana
Upgrade Drift Sensor	in logging truck	-	La Palangana
Upgrade Drift Sensor	in logging truck	-	La Palangana
Upgrade Drift Sensor	in logging truck	-	Corpus Christi
Upgrade Drift Sensor	in logging truck		La Palangana

Buildings
Steel Building	logging truck garage	Amer Steel Building	La Palangana
Steel Shed	Mud and Cement Storage	-	La Palangana

Computers
Dell Latitude D820	-	S/N 51DHMC1	La Palangana
Dell Latitude D820	-	S/N 50QS4D1	La Palangana

Misc
3" Jayco Screens	Approx 1500 ft	No S/N	La Palangana
5" Centralizers	Approx 600	No S/N	La Palangana
Asset	Description 1	Description 2	Location
5" SDR17 Cert-lok	Approx. 55000. ft.	No S/N	La Palangana
Dowex 21K XLT (Cl-)	3,000 cf	No S/N	La Palangana

Schedule 3.6(b)
Seller -- Exceptions to Assets

Jim Clark is in possession of the following STMV equipment at the Mt. Lucas Project:

	NAME OF ITEM	SERIAL NUMBER

1)	Case 590 backhoe Model 590	J1G0205201
2)	GPS Unit Model GeoXH	4640404458
3)	950 ft #6 3 conductor wire bundle with ground wire	Not applicable
4)	Ludlum 3030E	242688
5)	Ludlum Thorium 230 source	5935-08
6)	LudlumTechnetium 99 source	5759-07
7)	Ludlum Model 2241 with 43-5 alpha detector	238886
8)	Ludlum Model 3 with 44-40 beta/gamma detector	8254
9)	Ludlum Model 2241-3 with 44-10 2X2 NaI detector and a 44-2 1X1 NaI detector	220133

Schedule 3.7(a)
Seller -- Contracts

(i) Each written Contract which involves the purchase or sale of goods or the rendering of services outside the Ordinary Course of Business and involves aggregate payments in excess of $100,000 in any single year:

None.

(ii) Each loan or credit agreement, security agreement, mortgage, pledge or other agreement or instrument evidencing Indebtedness of each of the Companies and STMV in excess of $100,000:

The Uranium One Credit Agreements.

(iii) Any material Contract or agreement which includes a covenant from any of the Companies or STMV not to compete in any geographic area with respect to business operations:

None.

(iv) Any joint venture agreement, partnership agreement or similar agreement relating to a common enterprise with any Person (other than one of the Companies or STMV):

The South Texas Mining Venture, L.P.P. Joint Venture Agreement executed January 6, 2006 by and between URN South Texas Project, Ltd. and Everest Exploration, Inc.

Mining and Operating Agreement, dated January 6, 2006 by and between URN South Texas Project, Ltd., South Texas Mining Venture, L.L.P., Everest Exploration, Inc., Everest Resource Company, as amended by that certain Supplement and Extension to Mining and Operating Agreement dated May 1, 2006 and that certain Second Supplement and Amendment to Mining and Operating Agreement dated September 20, 2006 and that certain Third Supplement and Amendment to Mining and Operating Agreement dated December 2, 2008.

(v) Any agreement for capital expenditures of more than $100,000 during the twelve (12) months following the Execution Date:

None.

(vi) Any agreement between any of the Companies or STMV and its respective Affiliates which is in full force and effect on the date hereof:

No others, except as disclosed above.

(vii) Any non Ordinary Course of Business agreement valued at more than $100,000 that cannot be terminated within ninety (90) days of termination notice or without material termination fees or penalties:

No others, except as disclosed above.

* * * *

Schedule 3.7(b)
Seller -- Exceptions to Contracts

The claim disclosed in Schedule 3.9 is referenced to the extent, if any, that such claim alleges a breach of contract or is ultimately determined to involve a breach of contract.

* * * *

Schedule 3.8
Seller -- Exceptions to Financial Statements

STMV''s interim financial statements as of June 30, 2009 are subject to a material adjustment.  Specifically, STMV recorded the transfer of  La Palangana equipment to an affiliate during June 2009, the value of which was recorded at $4,274,470.60 for financial statement purposes; in July 2009, STMV reversed $2,488,541.22 of the $4,274,470.60.

Everest Exploration Inc. has disputed the amount owed by it to STMV. The parties have discussed but not resolved this matter.

* * * *

Schedule 3.9
Seller -- Litigation

To Seller''s Knowledge, (a) there are no legal proceedings pending against either of the Companies, and (b) the only legal proceeding pending against STMV is the matter known as Cause No. DC-09-127; Peter Barton v. Michael O''Leary, et al, currently venued in the 229th Judicial District Court of Duval County, Texas.

* * * *

Schedule 3.10(a)
Seller -- Compliance with Law

None

* * * *

Schedule 3.10(b)
Seller -- Permits

None

Schedule 3.15

Seller -- Exceptions to Benefit Plans

None

* * * *

Schedule 3.15(a)
Seller -- Benefit Plans

Neither URN LLC nor URN Ltd. has any Benefit Plans. To Seller''s Knowledge, following is a list of the Benefit Plans that are currently in effect as of the Execution Date in which STMV''s Employees are eligible to participate:

PLAN	NAME	PROVIDER / CARRIER	COMPANY HOLDING PLAN
401(K) Retirement	401(K) Retirement Savings Plan	The Standard	Uranium One Americas, Inc.*
Health Insurance	BlueCross BlueShield - Preferred Provider Organization Plan	BlueCross BlueShield of Oklahoma	Uranium One Americas, Inc.
Dental Insurance	Delta Dental PPO -- Plus	Delta Dental Plan of Oklahoma	Uranium One Americas, Inc.
Vision Insurance	Vision Service Plan - Network Vision	Vision Service Plan - VSP	Uranium One Americas, Inc.
Life and Accident Insurance	Unum Term Life and AD&D Insurance Plan	Unum	Uranium One Americas, Inc.
Disability Coverage	Short Term Disability	Unum	Uranium One Americas, Inc.
Disability Coverage	Long Term Disability	Unum	Uranium One Americas, Inc.
Flexible Spending Account	Flexible Benefit Plan	CABA	Uranium One Americas, Inc.
Work / Life	Employee Assistance Program	CABA	Uranium One Americas, Inc.
Severance Guidelines	Employee Handbook	N/A	Uranium One Americas, Inc. / STMV
Severance Guidelines	Severance Guidelines	N/A	Uranium One Inc.

*Formerly Energy Metals Corporation (US)

With respect to the severance payments to be made to Eligible Terminated Persons (as defined in the Agreement) pursuant to Section 5.13(b) of the Agreement, such payments shall be paid by Seller in accordance with the following (the "Severance Policy"):

The amount of the severance allowance awarded to each Eligible Terminated Person shall be as follows:

    2 week's base salary will be the minimum amount provided.

    2 week's base salary will be provided for each year of service over 1 year through 26 years.

    Partial years of service will be rounded up to the next nearest year.

The gross amount of severance payment to each Eligible Terminated Person shall not exceed one year''s annual base compensation on the date of termination.

An employee is not eligible for severance pay if he/she does not sign a waiver and release of claims.

* * * *

Schedule 3.16
Seller -- Exceptions Environmental Permits

The Hobson Project uranium processing facility, the Tex-1 Project mining site and the Mt. Lucas Project mining site are licensed together as one project under Texas Radioactive Materials License No. L03626. This combined project has been subject to a Texas Commission on Environmental Quality ("TCEQ") enforcement action and Agreed Order #A9826-876-2007 relating to Radioactive Materials License L03626 ("Agreed Order") since June 2002. Pursuant to the Mining and Operating Agreement dated January 6, 2006, STMV assumes restoration obligations for the Hobson Project, and Everest Exploration, Inc. ("EEI") covenants to perform restoration and reclamation obligations with respect to the Tex-1 Project and the Mt. Lucas Project. EEI has postponed performance of its restoration and reclamation obligations by obtaining extensions to the Agreed Order from TCEQ.

EEI received correspondence dated December 19, 2008 from TCEQ in connection with the Acknowledgment of Receipt and Agreement of the Extension of Agreed Order #A9826-876-2007 setting forth a specific decommissioning timeline with respect to the Hobson Project, Tex-1 Project and Mt. Lucas Project. This correspondence and extension from TCEQ indicated that TCEQ will not allow further extensions of the decommissioning timeline. Subsequent to the December 19, 2008 correspondence, EEI informed STMV that EEI will not be able to meet one or more of the deadlines in the decommissioning timeline with respect to the Mt. Lucas Project. The Hobson Project and the Mt. Lucas Project are licensed as a single project and the financial surety for restoration of both projects is one trust account for the benefit of TCEQ. If EEI does not fulfill its reclamation and restoration obligations as to the Mt. Lucas Project, TCEQ could revoke Radioactive Materials License No. L03626, which is necessary for STMV to operate its Hobson Project, and/or could exercise its rights to the trust account financial surety capturing funds allocated to restoration of the Hobson Project for restoration of the Mt. Lucas Project.

Seller understands that EEI has been given notice by TCEQ of a proposed fine in excess of $15,000, which is due and payable on October 14, 2009. On September 29, 2009, in a meeting with the TCEQ Executive Director, it was agreed that EEI and TCEQ would negotiate the amount of this proposed fine.

Location	Permit/License	Entity	Date	Issue
Hobson	L03626 Amendment No. 13	EEI	Jun-08

A disgruntled employee complaint filed with the TCEQ. On Nov 24, 2008 and Dec. 11, 2008 TCEQ conducted an onsite investigation into complaint. On January 19, 2009 a report was issued that identified 4 license violations. One violation was remedied at the time of the inspection and one was subsequently rescinded by the TCEQ. Procedures have been adopted to prevent a reoccurrence of the remaining two violations.

			15-Dec-08	TCEQ annual inspection of Radioactive Material License at the closeout meeting the inspector indicated one possible NOV but no official report received to date
			17-Dec-08	Annual ALARA audit conducted no violations identified but several areas of concern identified.
Hobson	WDW-168	EEI	14-Jun-07	NOV for failure to measure and record fluid specific gravity in February 2007
			Ongoing	Quarterly Reports of Injection to TCEQ contain disclosure of operating condition exceptions
Palangana	Exploration Permit No. 124B	STMV	2-Nov-07

Submitted revised annual Plugging Report for the period 6/06 to 6/07 and identified two permit violations

1) eight wells were not plugged with in 48 hours as required by the permit

2) eight pilot holes were drilled deeper than the permit maximum of 600 feet.

No NOV was issued for these self identified violations.

Palangana	Exploration Permit No. 124C	STMV	Apr-09	Diesel spill 10 -15 gallons from a rupture in a drill rigs fuel line. Soil cleaned up and quantity spilled was below any state reporting limit. Not a violation of a permit.

Schedule 3.16(b)
Seller -- Environmental Permits

Permits in the Name of South Texas Mining Venture, L.L.P.:

Location	Type	Name/Number	Status	Issuing Agency
Palangana	Class III UIC	Area Permit No. UR03070	Active	TCEQ
Palangana	Class III UIC	Production Area Authorization UR03070PAA1	Active	TCEQ
Palangana	Class I UIC	Waste Disposal Well WDW418	Active	TCEQ
Palangana	Class I UIC	Waste Disposal Well WDW419	Active	TCEQ
Palangana	Air Permit Exemption	Permit by Rule Registration No. 85564	Active	TCEQ
Palangana	Drilling Permit	Uranium Exploration Permit No. 124D-1	Active	RCT
Palangana	Sealed Source License	L06017 Amendment No. 3	Active	DSHS
Driscoll/La Gloria	Drilling Permit	Uranium Exploration Permit No. 140-1	Active	RCT

Notes and Comments

1. South Texas Mining Venture, L.L.P. has filed an application for a Radioactive Materials License (R06062) with the TCEQ. The application is currently pending approval from the TCEQ.

2. Several permits are held in the name of Everest Exploration Inc., the joint venture partner of URN South Texas Project, Ltd. under the South Texas Mining Venture, L.L.P. Joint Venture Agreement executed January 6, 2006.

Location	Type	Name/Number	Status	Issuing Agency
Hobson	Class I UIC	Waste Disposal Well WDW168	Active (in Timely Renewal)	TCEQ
Hobson	Air Permit Exemption	Permit by Rule Registration No. 83436	Active	TCEQ
Hobson	Landfill Registration	Solid Waste Registration No.00023903	Active	TCEQ
Hobson	Radioactive Materials License	L03626 Amendment No. 15	Active (in Timely Renewal)	TCEQ

3. Everest Exploration Inc. has filed an application for a Class I UIC Waste Disposal Well (WDW425) with the TCEQ. The application is currently pending approval from the TCEQ.

* * * *

Schedule 3.16(e)
Seller -- Letters of Credit

Irrevocable Standby Letter of Credit No. 96921/80085, dated May 31, 2008, issued by the Bank of Nova Scotia in an amount not exceeding USD $61,775.00. Applicant: Uranium One Inc. on behalf of South Texas Mining Venture, LLP. Beneficiary: Executive Director, Texas Commission on Environment Quality, Attn: Financial Assurance Unit, MC-184.

Irrevocable Standby Letter of Credit No. 96922/80085, dated May 31, 2008, issued by the Bank of Nova Scotia in an amount not exceeding USD $171,500.00. Applicant: Uranium One Inc. on behalf of South Texas Mining Venture, LLP. Beneficiary: Executive Director, Texas Commission on Environment Quality, Attn: Financial Assurance Unit, MC-184.

Notes and Comments

1. Everest Exploration Inc. is a party to that certain Trust Agreement dated June 26, 2009 by and between Everest Exploration Inc. as Grantor and Wells Fargo Bank, N.A. as Trustee for the benefit of the Texas Commission on Environmental Quality, relating to Radioactive Materials License L03626, with a current trust balance of $2,347,625.20.

2. Everest Exploration Inc. is a party to that certain Trust Agreement dated August 31, 1993 by and between Everest Exploration Inc. as Grantor and Wells Fargo Bank, N.A. as Trustee for the benefit of the Texas Commission on Environmental Quality, relating to Class I UIC Permit - Waste Disposal Well WDW168, with a current trust balance of $149,324.01

* * * *

Schedule 3.17
Seller -- Exceptions to Taxes

The Companies and STMV are currently the beneficiaries of the following extensions of time within which to file the following Tax Returns:

Entity	Jurisdiction	Tax Form	Year end	Extended due date
URN South Texas Project, Ltd.	Texas	05-158-A	12/31/2008	11/16/2009
South Texas Mining Venture, L.L.P.	Texas	05-158-A	1/2/2009	11/16/2009

* * * *

Schedule 3.18
Seller -- Bank Accounts

Neither URN LLC nor URN Ltd. has any bank accounts. To the knowledge of Seller, STMV has only one bank account, which is held at Wells Fargo (account #4121749238). The signers under the account are Elfida Williams (Jeff), Bryan Soliz, Laurence McGonagle, Thanh Nguyen, Bruce Law and Brian Mazeski.

STMV maintains a safety deposit box at the Bank of America (#000845H00543), which is generally used to hold back-up computer tapes and original permits. The following employees have access to the safety deposit box: Elfida Williams (Jeff), Bryan Soliz and Laurence McGonagle.

* * * *

Schedule 3.19
Seller -- Exceptions to Absence of Changes

None

* * * *

Schedule 4.1(b)
Buyer -- Exceptions to Interest in Other Persons

On April 27, 2007, the Buyer entered into a joint venture with Neutron Energy Inc., a Wyoming corporation ("NEI") in connection with exploration of property covering 6,717 acres located in Cibola County, New Mexico for uranium resources. In connection with the Joint Venture, Cibola Resources LLC, a Delaware limited liability company ("Cibola"), was formed for purposes of undertaking exploration activities contemplated by the Joint Venture. NEI and the Buyer hold a 51% and 49% interest, respectively, in Cibola Resources.

On January 14, 2009, the Buyer entered into an option and joint venture agreement with Uran Limited of Perth, Australia, in connection with the proposed exploration and development of certain tenements comprising the Buyer's "Grants Ridge" uranium project located in New Mexico.

On June 8, 2009 the Buyer entered into an option and joint venture agreement with Strategic Resources Inc., a TSXV listed company to earn up to a 60% interest in 20 lode mining claims located on Catron County, New Mexico.

* * * *

Schedule 4.2
Buyer -- Capitalization

On December 12, 2007, the Buyer completed a private placement in the amount of 1,800,000 units. The private placement included a registration rights agreement, requiring a registration statement respecting the investors' securities within the Buyer declared effective by the SEC within four months from the original date of issuance by the Buyer of the securities underlying the original subscription agreements. Under the terms of the registration rights agreement, the Buyer shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than three years from the original date of issuance. If the Buyer fails to maintain the effectiveness of the registration statement for the three year period, additional warrants could be issuable as liquidated damages. Any additional warrant issuance is provided for under the terms of the registration rights agreement whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Buyer under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. As the registration statement went effective, no additional warrants could be issuable as liquidated damages through the three year period expiring December 12, 2010.

On July 7, 2008 and July 18, 2008, the Buyer completed private placements in the aggregate amount of 6,476,916 units. The private placements included registration rights agreements, requiring a registration statement respecting the investors' securities within the Buyer declared effective by the SEC by September 25, 2008. Under the terms of the registration rights agreements, the Buyer shall use its reasonable best efforts to maintain the effectiveness of the registration statement for a period of not less than two years from the original date of issuance. If the Buyer fails to maintain the effectiveness of the registration statement for the two year period, additional warrants could be issuable as liquidated damages. Any additional warrant issuance is provided for under the terms of the registration rights agreement whereby 1/100 of an additional warrant was issuable to each such investor for each $1.00 in aggregate subscription price funds paid by the investor to the Buyer under the private placement and in respect of each 30 day period (or partial period thereof) of delay of the aforementioned registration statement effectiveness. As the registration statement went effective, no additional warrants could be issuable as liquidated damages through the two year period expiring July 7, 2010 and July 18, 2010.

Effective after the close on June 26, 2009, the Buyer completed a private placement financing involving the sale of an aggregate of 9,099,834 units. Each Unit is comprised of one common share of the Buyer and one-half of one transferable common stock purchase warrant of the Buyer, with each such whole warrant being exercisable for one additional common share of the Buyer at an exercise price of $3.10 per Warrant Share for a period of two years from closing.

500,000 shares of the Buyer''s common stock may be issued upon the exercise of warrants issued pursuant to consulting services agreements.

* * * *

Schedule 4.11
Buyer''s Conflicts

None

* * * *

Schedule 4.12
Buyer -- Litigation

None

* * * *

Schedule 4.13(a)
Buyer -- Exceptions to Compliance with Laws

None

* * * *

Schedule 4.18
Buyer -- Environmental Exceptions

None

* * * *

Schedule 4.19
Buyer -- Exceptions to Taxes

None

* * * *

Schedule 4.20
Buyer -- Exceptions to Absence of Changes

None

* * * *

Schedule 5.2
Changes to the Business

None

* * * *

Schedule 5.8
High Plains Uranium Inc. Agreements

Cadena

  In-Situ Solution Mining Lease, dated August 1, 2005, by and between Ann Marie Palacious Vaello and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated August 1, 2005, by and between Ann Marie Palacious Vaello and High Plains Uranium, Inc. recorded at Volume 402 at Page 284 of the Official Records of Duval County, Texas.

  In-Situ Mining Solution Lease, dated August 15, 2005, by and between Jayne Brantley, Patricia Matejowsky, Susan Henrichson, Robert Henrichson, Jr. and High Plains Uranium, Inc. a memorandum of which was recorded in Volume 403 at Page 837 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated September 30, 2005, by and between Daniel Pawelek, Josephine Pawelek Schueneman, a memorandum of which was recorded in Volume 406 at Page 313 of the Official Records of Duval County, Texas.

  In-Situ Uranium Mining Lease, dated September 1, 2008, by and between Maria S. Valerio, as Lessor and High Plains Uranium, Inc. as Lessee, recorded at Volume 489 at Page 513 of the Official Records of Duval County, Texas.

  In-Situ Uranium Mining Lease, dated September 1, 2008, by and between Maria S. Valerio, Juan Antonio Valerio, Evaristo Valerio, Jr., Ana Cristina Valerio Perez and Clarisa A. Valerio Villa as Lessor and High Plains Uranium, Inc. as Lessee, recorded at Volume 489 at Page 531 of the Official Records of Duval County, Texas.

  In-Situ Uranium Mining Lease, dated September 1, 2008, by and between Gabriel V. Gonzalez, as Lessor and High Plains Uranium, Inc. as Lessee, recorded at Volume 489 at Page 522 of the Official Records of Duval County, Texas.

  In-Situ Uranium Mining Lease, dated September 1, 2008, by and between Adelina Santos, as Lessor and High Plains Uranium, Inc. as Lessee, recorded at Volume 489 at Page 548 of the Official Records of Duval County, Texas.

  Option To Purchase Assets, dated July 27, 2006, between Uranium Energy Corp. and High Plains Uranium, Inc.

  Segar Salvo

  In-Situ Solution Mining Lease, dated May 25, 2005, between Angelina L. Trlica and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated May 25, 2005, between Angelina L. Trlica and High Plains Uranium, Inc. recorded at Document No. 145103 in the Official Records of Bee County, Texas.

  In-Situ Solution Mining Lease, dated May 25, 2005, between Billey Jean Hatley and James Naylor, Jr., and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated May 25, 2005, between Billie Jean Hatley and James Naylor, Jr., and High Plains Uranium, Inc. recorded at Volume 756 at Page 350 of the Official Records of Bee County, Texas.

  In-Situ Solution Mining Lease, dated May 25, 2005, between William R. Jancha, and High Plains Uranium, Inc. recorded at Document No. 145105 in the Official Records of Bee County, Texas.

  In-Situ Solution Mining Lease, dated May 25, 2005, between Robert Allen Jancha, as an independent Executor under the Will of George L. Jancha, Deceased, Abbey Jancha Moore, Sally Jancha LaFour, Kimberly Ann Veselka, Debra Park Cox, Howard Gene Park, Jr., and George L. Jancha, Jr., as Custodian for Nicholas Elliott Jancha, under the Uniform Gifts to Minors Act, and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated May 25, 2005, between Robert Allen Jancha, as an independent Executor under the Will of George L. Jancha, Deceased, Abbey Jancha Moore, Sally Jancha LaFour, Kimberly Ann Veselka, Debra Park Cox, Howard Gene Park, Jr., and George L. Jancha, Jr., as Custodian for Nicholas Elliott Jancha, under the Uniform Gifts to Minors Act, and High Plains Uranium, Inc. recorded at Document No. 145107 in the Official Records of Bee County, Texas.

  In-Situ Solution Mining Lease, dated May 25, 2005, between Frank A. Jancha and wife, Ruby M. Jancha, and High Plains Uranium, Inc. recorded at Document No. 145104 in the Official Records of Bee County, Texas.

  In-Situ Solution Mining Lease, dated June 16, 2005, between Edwin Wallek, Jr., and wife, Jessie H. Wallek, and High Plains Uranium, Inc. recorded at Document No. 145102 in the Official Records of Bee County, Texas.

  Sejita

  In-Situ Solution Mining Lease, dated December 9, 2005, between Oscar Garcia, Jr., et ux Rebecca G. Garcia, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 368 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated January 11, 2006, between Dorothy G. Haras, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 382 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated January 11, 2006, between Juan Rafael Garcia, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 387 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated January 11, 2006, between Jesus Omar Garcia, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 377 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated January 11, 2006, between Rolando G. Garcia, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 397 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated March 22, 2006, between H. J. Mosser, Jr., and wife Connie Mosser, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 373 of the Official Records of Duval County, Texas.

  In-Situ Solution Mining Lease, dated January 11, 2006, between Ricardo A. Garcia, and High Plains Uranium, Inc., a memorandum of which was recorded in Volume 428 at Page 392 of the Official Records of Duval County, Texas.

  Agreement Regarding Area of Interest and Overriding Royalty Interest, dated August 1, 2006, between High Plains Uranium, Inc. and International Nuclear, Inc.

  Swinney Switch

  In-Situ Solution Mining Lease, dated July 1, 2005, between Charles M. Reagan, a child of Nannie Hatcher Regan (deceased), and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 1, 2005, between Charles M. Reagan, a child of Nannie Hatcher Regan (deceased), and High Plains Uranium, Inc. recorded at Volume 35 at Page 744 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 7, 2005, between Deloris Springer, and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 7, 2005, between Deloris Springer, and High Plains Uranium, Inc. recorded at Volume 35 at Page 737 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 7, 2005, between Ruth Ann Law, and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 7, 2005, between Ruth Ann Law, and High Plains Uranium, Inc. recorded at Volume 35 at Page 739 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 7, 2005, between Jane Reagan Hardy, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 7, 2005, between Jane Reagan Hardy, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. recorded at Volume 35 at Page 721 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 7, 2005, between Sue Reagan, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 7, 2005, between Sue Reagan, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. recorded at Volume 35 at Page 715 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 8, 2005, between Beth Mock, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 8, 2005, between Beth Mock, a child of Nannie Hathcher Regan (deceased), and High Plains Uranium, Inc. recorded at Volume 35 at Page 727 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 13, 2005, between Ray Annette Koritnik et vir Charles M. Koritnik, known as the Koritnik Family Living Trust, and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 13, 2005, between Ray Annette Koritnik et vir Charles M. Koritnik, known as the Koritnik Family Living Trust, and High Plains Uranium, Inc. recorded at Volume 40 at Page 306 of the Official Records of Live Oak County, Texas.

  In-Situ Solution Mining Lease, dated July 13, 2005, between Jimmy Reagan, a child of Nannie Hatcher Regan (deceased), and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 13, 2005, between Jimmy Reagan, a child of Nannie Hatcher Regan (deceased), and High Plains Uranium, Inc. recorded at Volume 36 at Page 390 of the Official Records of Live Oak County, Texas.

  Mound Creek

  In-Situ Solution Mining Lease, dated May 16, 2006, by and between High Plains Uranium, Inc., Bargmann Family Trust (William G. Bargmann III. Trustee) and William G. Bargmann III and Memorandum of In-Situ Solution Mining Lease, dated May 16, 2006, by and between High Plains Uranium, Inc., Bargmann Family Trust (William G. Bargmann III. Trustee) and William G. Bargmann III, recorded at Volume 843 at Page 162 of the Official Records of Karnes County, Texas.

  In-Situ Solution Mining Lease, dated July 10, 2006, by and between Jack A. Holt et ux Mary E. Holt and High Plains Uranium, Inc. and Memorandum of In-Situ Solution Mining Lease, dated July 10, 2006, by and between Jack A. Holt et ux Mary E. Holt and High Plains Uranium, Inc. recorded at Volume 843 at Page 166 of the Official Records of Karnes County, Texas.

* * * *

Schedule 5.11(a)
Buyer Required Consents

1. Texas Commission on Environmental Quality ("TCEQ") approval to transfer control over (i) Texas Radioactive Materials License No. R06062; (ii) Class III UIC Area Permit No. UR03070 and Production Area Authorization UR03070PAA1; and (iiI) Class I UIC Waste Disposal Wells WDW418 and WDW419; to Buyer, or written confirmation from the TCEQ that consummation of this Agreement requires no prior approval by TCEQ.

2. Texas Department of State Health Services ("TDSHS") approval to transfer control over Sealed Source License L06017, Amendment No. 3 to Buyer, or written confirmation from the TDSHS that consummation of this Agreement requires no prior approval by TDSHS.

* * * *

Schedule 5.11(b)
Seller Required Consents

1. Texas Commission on Environmental Quality ("TCEQ") approval to transfer control over (i) Texas Radioactive Materials License No. R06062; (ii) Class III UIC Area Permit No. UR03070 and Production Area Authorization UR03070PAA1; and (iii) Class I UIC Waste Disposal Wells WDW418 and WDW419; to Buyer, or written confirmation from the TCEQ that consummation of this Agreement requires no prior approval by TCEQ.

2. Texas Department of State Health Services ("TDSHS") approval to transfer control over Sealed Source License L06017, Amendment No. 3 to Buyer, or written confirmation from the TDSHS that consummation of this Agreement requires no prior approval by TDSHS.

3. All required consents of the Administrative Agent and Lenders under the terms of the Uranium One Credit Agreements, including those required consents pertaining to (a) Financing Statement UCC filing number 08-0016073095 filed May 9, 2008, with URN LLC as the debtor and Bank of Montreal, as agent, as the secured party and (b) Financing Statement UCC filing number 08-0016072963 filed May 9, 2008, with URN Ltd. as the debtor and Bank of Montreal, as agent, as the secured party.

* * * *

Schedule 5.14
Equipment

	NAME OF ITEM	SERIAL NUMBER

1)	IX Vessels	7134-1
	IX Vessels	7134-2
	IX Vessels	7134-3
	IX Vessels	7134-4
	IX Vessels	7134-5
	IX Vessels	7134-6
	IX Vessels	7134-7
	IX Vessels	7134-8
	IX Vessels	7134-9

2) *	Headers, Internals	Not available
	Headers, Internals	Not available
	Headers, Internals	Not available

3)	Logging Unit #4	1107071
	Ford truck F450 (*)	1FD47P57EB27861
	PFN Tool #4	0818081
	Upgrade Drift Sensors (1)	0722082
	Neutron Generators (1)	0818082

4)	600 Barrels of IX Resin (5 cubic feet of IX Resin per barrel)	Not applicable

Note:	All items listed in #3 above comprise one PFN unit.

* Internal top and bottom flow distributors for the 9 IX vessels identified in Item 1.

* * * *

EXHIBIT A

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") between Uranium Energy Corp., a Nevada corporation ("Buyer"), and URN Resources Inc., a Nevada corporation ("Seller"), is made as of ____________________, 2009.

ARTICLE I - DEFINITIONS

The parties hereby agree as follows:

1.1 Definitions

As used in this Agreement, the following terms shall have the following meanings:

"Business Day" means any day other than a Saturday, a Sunday, a United States or Canadian federal holiday or a banking holiday in the State of Texas or the Province of British Columbia.

"Closing Date" means the date on which the closing of the transactions contemplated by the Securities Purchase Agreement occurs.

"Effectiveness Date" shall have the meaning ascribed thereto in Section 2.1(a).

"Final Prospectus" shall have the meaning ascribed thereto in Section Article 1 - 2.4(a).

"Holder" means Seller or any person to whom the rights under Article II have been transferred in accordance with Section Article 1 - 2.7 hereof.

"Indemnified Party" shall have the meaning ascribed thereto in Section Article 1 - 2.4(c).

"Indemnifying Party" shall have the meaning ascribed thereto in Section Article 1 - 2.4(c).

"Purchase Consideration Shares" shall mean the shares of common stock of Buyer to be issued to Seller on the Closing Date of the transactions contemplated by the Securities Purchase Agreement.

"Registrable Securities" means (i) the Purchase Consideration Shares, (ii) any additional securities of Buyer received by a Holder as a result of being a Holder of Registrable Securities, upon a stock split, stock dividend, reorganization, exchange of securities or otherwise, and (iii) any other securities deemed to be Registrable Securities pursuant to Section Article 1 - 2.7; provided, however, that in each case securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement that is effective under the U.S. Securities Act, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the U.S. Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are held by a Holder, including any permitted transferee and (D) either (i) have been held by the Holder for less than one year, or (ii) are not eligible to be sold pursuant to Rule 144(b)(1)(i) promulgated under the U.S. Securities Act.

"Registration Expenses" means all expenses incurred by Buyer in complying with Section Article 1 - 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel and auditors for Buyer, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

"Registration Period" shall have the meaning ascribed thereto in Section Article 1 - 2.3(a).

"Registration Statement" shall have the meaning ascribed thereto in Section Article 1 - 2.1(a).

"Restricted Corporate Transaction" shall have the meaning ascribed thereto in Section Article 1 - 2.7.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Purchase Agreement" means the securities purchase agreement made as of October 13, 2009 between the Buyer and Seller with respect to the purchase and sale of 1,000 units of membership interests in URN Texas GP, LLC, and 99 units of limited partnership interest in URN South Texas Project, Ltd.

"U.S. Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"U.S. Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II - REGISTRATION

2.1 Registration Rights

      As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date Buyer shall file a registration statement on Form S-3 (or, if Buyer is not eligible for Form S-3, on another form for which Buyer is eligible) covering the resale of the Registrable Securities (the "Registration Statement") with the SEC. As promptly as possible after the filing of the Registration Statement, but in any event prior to the Effectiveness Date (defined below), Buyer will use its best efforts to cause the Registration Statement to be declared effective by the SEC and will otherwise effect all such registrations, obtain all such qualifications and comply with all such laws, rules and regulations as may be necessary in order to permit the sale, transfer and other disposition of the Registrable Securities by the Holders thereof pursuant to the Registration Statement (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations). As used herein, "Effectiveness Date" means the date which is (i) 60 days after the Closing Date if the Registration Statement is not reviewed by the SEC, or (ii) 90 days after the Closing Date, if the Registration Statement is reviewed by the SEC.

      Seller shall not sell any Registrable Securities during the first 90 days following the Closing Date without the consent of Buyer, not to be unreasonably withheld; provided that, after the first 90 days following the Closing Date, up to 1/6 of the Registrable

Securities may be sold during each 30 day period thereafter without Buyer consent, as set forth below:

    up to a maximum of 1/6 of the Registrable Securities after the first 90 days following the Closing Date;

    up to a maximum of 1/3 of the Registrable Securities after the first 120 days following the Closing Date;

    up to a maximum of 1/2 of the Registrable Securities after the first 150 days following the Closing Date;

    up to a maximum of 2/3 of the Registrable Securities after the first 180 days following the Closing Date;

    up to a maximum of 5/6 of the Registrable Securities after the first 210 days following the Closing Date;

    up to all Registrable Securities after the first 240 days following the Closing Date;

and provided further that sales of Registrable Securities in excess of the foregoing maximums during each 30 day period may be completed with the consent of Buyer, not to be unreasonably withheld.

2.2 Expenses

All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section Article 1 - 2.1 shall be borne by Buyer. All selling expenses relating to the sale of Registrable Securities registered by or on behalf of any Holder, including, but not limited to, all underwriting discounts, broker or similar commissions and all legal fees or other costs of the Holder shall be borne by such Holder.

2.3 Duties of Buyer

In the case of the registration, qualification, exemption or compliance effected by Buyer pursuant to this Agreement, Buyer shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense Buyer shall:

      except for such times as Buyer is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use all commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Buyer determines to obtain or which Buyer obtains at the request of a Holder pursuant to Section Article 1 - 2.3(g), continuously effective with respect to a Holder, and to keep such Registration Statement and the related prospectus free of any material misstatements or omissions, until all such securities cease to be Registrable Securities. The period of time during which Buyer is required hereunder to keep the Registration Statement effective is referred to herein as the "Registration Period".

      advise the Holders:

        within two (2) Business Days when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

        as promptly as practicable, and provide a copy to each Holder, of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

        as promptly as practicable of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

        as promptly as practicable of the receipt by Buyer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

        as promptly as practicable of the occurrence of any event or the existence of any condition that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

      use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

      if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

      during the Registration Period, promptly deliver to each such Holder, without charge, five (5) copies of the prospectus included in such Registration Statement and any amendment or supplement thereto and such number of additional copies thereof as such Holder may reasonably request in writing; and Buyer consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the Holders in connection with the offer and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

      during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR (and excluding, in each case, exhibits thereto): (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the full Registration Statement; and (ii) if explicitly requested, any exhibits filed with respect to the foregoing;

      promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any Holder reasonably request in writing, provided that Buyer shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

      upon the occurrence of any event contemplated by Section Article 1 - 2.3(b)(v) above, except for such times as Buyer is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement and has suspended such use, Buyer shall use all commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      otherwise use all commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities, including the applicable conditions of Rule 172(c) under the U.S. Securities Act;

      use all commercially reasonable efforts to cause all Registrable Securities to be listed on NYSE Amex and each securities exchange or market on which equity securities issued by Buyer have been listed;

      use all commercially reasonable efforts to take all other steps necessary to (i) effect the registration of the Registrable Securities contemplated hereby, including the filing of any amendments to the initial Registration Statement or additional Registration Statements necessary to register any Registrable Securities not registered by the initial Registration Statement, (ii) enable Buyer to be eligible for Form S-3 with respect to resale by the Holders of the Registrable Securities and (iii) enable the Holders to sell Registrable Securities under Rule 144;

      provide to each Holder and its representatives, if requested, the opportunity to conduct a reasonable inquiry of Buyer's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

      permit a single counsel for the Holder to review the Registration Statement and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the Commission, to give reasonable consideration to any comments from such counsel and, without limitation to the foregoing, to make such changes to the plan of distribution section of such Registration Statement or any amendments or supplements thereto as may be reasonably requested by any Holder;

provided that, in the case of clauses (l) and (m) above, Buyer shall not be required (A) to delay the filing of the Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder, or (B) to provide, and shall not provide, any Holder or its representatives with material, non-public information unless such Holder agrees to receive such information and enters into a written confidentiality agreement with Buyer in a form reasonably acceptable to Buyer.

    Indemnification

      To the extent permitted by law, Buyer shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section Article 1 - 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, any prospectus, any amendment or supplement to any such Registration Statement or prospectus, or any other document incident to any such registration, qualification or compliance or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or arising out of or based on any violation by Buyer of any rule or regulation promulgated by the SEC applicable to Buyer and relating to any action or inaction required of Buyer in connection with any such registration, qualification or compliance, and will reimburse each Holder and each person controlling such Holder, for legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that Buyer will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Buyer by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the prospectus on file with the SEC at the time the Registration Statement becomes effective or in the prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity shall not inure to the benefit of any such Holder in connection with the sale of Registrable Securities to any purchaser by such Holder, or any such controlling person of such Holder, if a copy of the Final Prospectus was furnished to such Holder by Buyer for delivery to the purchaser of such Registrable Securities but was not furnished to the purchaser of such Registrable Securities at or prior to the time such furnishing is required by the U.S. Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

      Each Holder will severally, and not jointly, indemnify Buyer, each of its directors, each of its officers who signed the Registration Statement, and each person who controls Buyer within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section Article 1 - 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, any prospectus, or any amendment or supplement to any such Registration Statement or prospectus, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse Buyer, such directors and officers, and each person controlling Buyer for legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to Buyer by or on behalf of the Holder for use in preparation of the Registration Statement or such prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the U.S. Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder's aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

      Each party entitled to indemnification under this Section Article 1 - 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section Article 1 - 2.4, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation and in any event shall not relieve the Indemnifying Party from any liability which it may have otherwise then on account of this Article I. Notwithstanding the foregoing, the Indemnified Party shall have the right to assume the defense at the Indemnifying Party's expense of any such claim or any litigation resulting therefrom if (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel by the Indemnified Party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have reasonably concluded that representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or litigation.

      If the indemnification provided for in this Section Article 1 - 2.4 is unavailable to an Indemnified Party or is insufficient with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions or other matter that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      2.3 Suspensions and Other Limitations

      Each Holder agrees that, upon receipt of any notice from Buyer of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section Article 1 - 2.1 until its receipt of copies of the supplemented or amended prospectus from Buyer or notice from Buyer that the use of the existing prospectus may be resumed and, if so directed by Buyer, each Holder shall deliver to Buyer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      Each Holder shall suspend, upon written request of Buyer, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section Article 1 - 2.1 during no more than two (2) periods of no more than thirty (30) calendar days each during any twelve (12)-month period to the extent that the Board of Directors of Buyer determines in good faith based on the advice of counsel that the sale of Registrable Securities under the Registration Statement would be reasonably likely to cause a violation of the U.S. Securities Act or U.S. Exchange Act.

      As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to Buyer such information regarding such Holder and the distribution proposed by such Holder as Buyer may reasonably request in writing, including completing a Registration Statement questionnaire in the form provided by Buyer; provided, that Buyer requests such information prior to or within five (5) days after the Closing Date.

      Each Holder, severally and not jointly, hereby covenants with Buyer that such Holder will not make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the U.S. Securities Act to be satisfied unless such sale is exempt from registration.

      Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of Buyer unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to Buyer to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

      Each Holder, severally and not jointly, agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the U.S. Exchange Act or any other applicable rule, regulation or law.

      At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from Buyer of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify Buyer of the number of shares registered which remain unsold as soon as practical upon receipt of such notice from Buyer.

      2.4 Rule 144

      With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, Buyer shall use its reasonable best efforts to:

      cause the disqualification set forth in Rule 144(i) under the U.S. Securities Act not to apply to Buyer or its securities;

      make and keep public information available, as those terms are understood and defined in Rule 144 under the U.S. Securities Act, at all times;

      file with the SEC in a timely manner all reports and other documents required of Buyer under the U.S. Exchange Act; and

      so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by Buyer as to its compliance with Rule 144 under the U.S. Securities Act, and of the U.S. Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents of Buyer as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

2.5 Assignment of Rights

The Holder's right to cause Buyer to register Registrable Securities granted to the Holder by Buyer under Section Article 1 - 2.1 will be deemed to be transferred to a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities if the following conditions are satisfied: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to Buyer; (iii) such transferee agrees to comply with the terms and provisions of this Agreement; (iv) such transfer is otherwise in compliance with this Agreement; and (v) such Registrable Securities continue to satisfy the definition of Registrable Securities immediately following such transfer. Except as specifically permitted by this Section Article 1 - 2.7, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

If, pursuant to a merger, share exchange, tender offer, asset sale or other corporate transaction involving Buyer or any of its affiliates, Registrable Securities are converted into or exchanged for securities of any person other than the Buyer or securities of any person other than the Buyer are issued or delivered to a Holder of Registrable Securities, and such securities may not be immediately resold by the Holder without restriction under the U.S. Securities Act (a "Restricted Corporate Transaction"), such securities shall be deemed "Registrable Securities" for purposes of this Agreement and the issuer of such Registrable Securities shall be subject to the obligations of Buyer hereunder with respect thereto (and Buyer shall procure such issuer's compliance with such obligations).

2.6 Waivers and Amendments

This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced. Neither the failure nor any delay by any person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

ARTICLE III - MISCELLANEOUS

3.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

3.2 Notices

All notices and other communications provided for or permitted hereunder shall be made (i) as set forth in section 10.4 of the Securities Purchase Agreement and (ii) to each other Holder as indicated in the notice contemplated by Section Article 1 - 2.7(ii) hereof.

3.3 Governing Law

This Agreement will in all respects be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed in such state, without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

3.4 Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.

3.5 Counterparts

This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. An e-mail or facsimile signature will be considered an original signature.

3.6 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of a Restricted Corporate Transaction of Buyer or the merger of any party), administrators and permitted assigns.

IN WITNESS WHEREOF, Buyer and Seller have executed this Registration Rights Agreement as of the date first above written.

BUYER: URANIUM ENERGY CORP. By: Name: Title:	SELLER: URN RESOURCES INC. By: Name: Title:

EXHIBIT B
CERTIFICATE OF SELLER'S NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of the U.S. real property interest by URN Resources, Inc., the undersigned hereby certifies the following on behalf of URN Resources Inc.:

1. URN Resources Inc. is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. URN Resources Inc. is not a disregarded entity as defined in Treas. Reg. Section 1.1445-2(b)(2)(iii);

3. URN Resources Inc.'s U.S. employer identification number is 90-0288451; and

4. URN Resources Inc.'s office address is 8055 E Tufts Ave, Suite 500, Denver, CO 80237.

URN Resources Inc. understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties or perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of URN Resources Inc.

URN Resources Inc., a Nevada corporation

By: _______________________
Name: _______________________
Title: _______________________

Date: _______________________

EXHIBIT C

Form of Assignment

STATE OF TEXAS COUNTIES OF DUVAL, LIVE OAK, BEE AND KARNES

  ASSIGNMENT

       THIS ASSIGNMENT ("Assignment"), dated effective as of the ____ day of _____________, 200__, is by and between High Plains Uranium, Inc., an Idaho corporation, with an address of 8055 East Tufts Ave., Suite 500, Denver, CO 80237 ("Assignor") and Uranium Energy Corp., a Nevada corporation, with an address of 9801 Anderson Mill Road, Suite 230, Austin, Texas 78750. ("Assignee").

       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Leases and Agreements set forth and described on Exhibit A attached hereto ("Agreements").

       Assignor makes no, and expressly disclaims any, representations or warranties with respect to the Agreements or the lands covered by the Agreements.

       Assignor assigns to Assignee, and Assignee assumes from and after the date of this Assignment all duties, obligations and rights under, in and to the Agreements. Assignee hereby fully and forever releases the Assignor (and each of its officers, directors, representatives, employees, agents, contractors, affiliates, parents, subsidiaries and all persons acting by, through and under each of them) from any and all claims, of any type whatsoever, past, present or future, known or unknown arising out of the Agreements.

       Assignee shall, within thirty (30) days of the date of this Assignment, deliver to the parties of the Agreements a notice of this Assignment.

       This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

       This Assignment may be executed in multiple counterparts, which together shall be deemed to constitute one and the same document.

       IN WITNESS WHEREOF, the Assignor and Assignee has hereunder executed this Lease Assignment effective the day and year first above written.

  BY THE ASSIGNOR:

  High Plains Uranium, Inc.

  By:_______________________________

  Name:_____________________________

  Title:______________________________

  BY THE ASSIGNEE:

  Uranium Energy Corp.

  By:________________________________

  Name:______________________________

  Title:_______________________________

  ACKNOWLEDGEMENT

STATE OF _____________	)
	)	SS
COUNTY OF _____________	)

       This instrument was acknowledged before me on this __________ day of

  __________________, 2009, by ___________________________, ____________________ of High Plains Uranium, Inc., an Idaho corporation, on behalf of said corporation.

       WITNESS my hand and official seal.

Notary Public Signature
(Seal)

  ACKNOWLEDGEMENT

STATE OF _____________	)
	)	SS
COUNTY OF _____________	)

       This instrument was acknowledged before me on this __________ day of

  ____________________, 2009, by __________________________, __________________ of

  Uranium Energy Corp., a Nevada corporation, on behalf of said corporation.

       WITNESS my hand and official seal.

Notary Public Signature
(Seal)

  AFTER RECORDING RETURN TO:

  Uranium Energy Corp.
  980 Anderson Mill Road, Suite 230
  Austin, Texas 78750
  Attention: Leonard Garcia

  EXHIBIT "A"

Attached to and made a part of that certain Lease Assignment dated the day of ________,___ 200__, from High Plains Uranium Inc. ("Assignor") to Uranium Energy Corp. ("Assignee").

EXHIBIT D

Form of Lessor Consents

CONSENT AND RATIFICATION

1. Reference is made to that Replacement Solution Mining Lease dated as of January 14, 2005 from Zulema DeHoyos Estrada, Individually and as Exectrix of the Estate of Zulema G. De Hoyos, Deceased, as Lessor ("Lessor") to South Texas Mining Venture, LLP, as Lessee, a Memorandum thereof being recorded in Volume 481, Page 405 of the Official Records of Duval County, Texas ("Lease"), said Lease being executed in replacement of that In-Situ Uranium Mining Lease dated January 14, 2005 and recorded in Volume 397, Page 586 of the Official Records of Duval County, Texas.

2. South Texas Mining Venture, LLP ("STMV") is a Texas Joint Venture General Partnership comprised of Everest Exploration Inc., a Texas corporation ("EEI") and URN South Texas Project, Ltd., a Texas limited partnership ("URN, Ltd."). Lessor has been advised that the ownership and control of STMV will change as follows: (a) EEI will assign and transfer its entire partnership interest in STMV to Uranium Energy Corp., a Nevada corporation ("UEC"), or to one of its affiliates, (b) the sole general partner of URN, Ltd. is a Texas limited liability company and the entire membership interest in this limited liability company will be assigned to UEC or its affiliate, and (c) the entire limited partnership interest in URN, Ltd. will be assigned to UEC or its affiliate. Lessor hereby consents to the above described changes in control and ownership of STMV and agrees that same shall not constitute an assignment of the Lease.

3. Lessor (a) affirms its consent to the changes in ownership and control of STMV as described above, (b) waives any provisions in the Lease that may have prohibited any such assignment to STMV, and (c) ratifies the Lease with STMV as the Lessee.

Executed as of the _________ day of ________________, 2009.

LESSOR:

Zulema DeHoyos Estrada, Individually and as Executrix of the Estate of Zulema G. DeHoyos, Deceased

CONSENT AND RATIFICATION

1. Reference is made to that Solution Mining Lease dated September 1, 2005, from Alvaro de Hoyos and Dolores Hyde, Individually and as Trustees under the Last Will and Testment of Luis de Hoyos, Deceased ("Lessor") to Everest Resource Company, as Lessee, a Memorandum thereof being recorded in Volume 408, Page 424 of the Official Records of Duval County, Texas ("Lease").

2. Pursuant to Assignment (the "Assignment") dated January 6, 2006 from Everest Resource Company and KDH Operations Ltd. to South Texas Mining Venture, LLP and recorded in Volume 411, Page 438 of the Official Records of Duval County, Texas, the Lease was assigned to South Texas Mining Venture, LLP ("STMV").

3. STMV is a Texas Joint Venture General Partnership comprised of Everest Exploration Inc., a Texas corporation ("EEI") and URN South Texas Project, Ltd., a Texas limited partnership ("URN, Ltd."). Lessor has been advised that the ownership and control of STMV will change as follows: (a) EEI will assign and transfer its entire partnership interest in STMV to Uranium Energy Corp., a Nevada corporation ("UEC"), or to one of its affiliates, (b) the sole general partner of URN, Ltd. is a Texas limited liability company and the entire membership interest in this limited liability company will be assigned to UEC or its affiliate, and (c) the entire limited partnership interest in URN, Ltd. will be assigned to UEC or its affiliate. Lessor hereby consents to the above described changes in control and ownership of STMV and agrees that same shall not constitute an assignment of the Lease.

4. Lessor (a) affirms its consent to the Assignment of the Lease to STMV, together with the changes in ownership and control as described above, (b) waives any provisions in the Lease that may have prohibited any such assignment to STMV, and (c) ratifies the Lease as so assigned by STMV.

Executed as of the _________ day of ________________, 2009.

LESSOR:

Dolores Hyde, Individually and as Trustee under the Last Will and Testament of Luis de Hoyos, Deceased

CONSENT AND RATIFICATION

1. Reference is made to that Solution Mining Lease dated September 1, 2005 from Alvaro de Hoyos and Dolores Hyde, Individually and as Trustees under the Last Will and Testament of Luis de Hoyos, Deceased ("Lessor") to Everest Resource Company, as Lessee, a Memorandum thereof being recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas ("Lease").

2. Pursuant to Assignment (the "Assignment") dated January 6, 2006 from Everest Resource Company and KDH Operations Ltd. to South Texas Mining Venture, LLP and recorded in Volume 411, Page 438 of the Official Records of Duval County, Texas, the Lease was assigned to South Texas Mining Venture, LLP ("STMV").

3. STMV is a Texas Joint Venture General Partnership comprised of Everest Exploration Inc., a Texas corporation ("EEI") and URN South Texas Project, Ltd., a Texas limited partnership ("URN, Ltd."). Lessor has been advised that the ownership and control of STMV will change as follows: (a) EEI will assign and transfer its entire partnership interest in STMV to Uranium Energy Corp., a Nevada corporation ("UEC"), or to one of its affiliates, (b) the sole general partner of URN, Ltd. is a Texas limited liability company and the entire membership interest in this limited liability company will be assigned to UEC or its affiliate, and (c) the entire limited partnership interest in URN, Ltd. will be assigned to UEC or its affiliate. Lessor hereby consents to the above described changes in control and ownership of STMV and agrees that same shall not constitute an assignment of the Lease.

4. Lessor (a) affirms its consent to the Assignment of the Lease to STMV, together with the changes in ownership and control as described above, (b) waives any provisions in the Lease that may have prohibited any such assignment to STMV, and (c) ratifies the Lease as so assigned to STMV.

Executed as of the _________ day of ________________, 2009.

LESSOR:

Alvaro de Hoyos, Individually as Trustee under the Last Will and Testament of Luis de Hoyos, Deceased

CONSENT AND RATIFICATION

1. Reference is made to that In-Situ Uranium Mining Lease dated March 24, 2005, from La Palangana Ranch Management, LLC to Everest Resource Company, a Texas corporation and KDH Operations, Ltd., as Lessee, and recorded in Volume 393, Page 474 of the Official Records of Duval County, Texas, together with the Ratification of In-Situ Uranium Lease dated as of March 24, 2005 executed by La Palangana Ranch Mineral, Ltd. ("Lessor") and recorded in Volume 411, Page 45 of the Official Records of Duval County, Texas (the "Lease").

2. Pursuant to Assignment (the "Assignment") dated January 6, 2006 from Everest Resource Company and KDH Operations, Ltd. to South Texas Mining Venture, LLP and recorded in Volume 411, Page 438 of the Official Records of Duval County, Texas, the Lease was assigned to South Texas Mining Venture, LLP ("STMV").

3. STMV is a Texas Joint Venture General Partnership comprised of Everest Exploration Inc., a Texas corporation ("EEI") and URN South Texas Project, Ltd., a Texas limited partnership ("URN, Ltd."). Lessor has been advised that the ownership and control of STMV will change as follows: (a) EEI will assign and transfer its entire partnership interest in STMV to Uranium Energy Corp., a Nevada corporation ("UEC"), or to one of its affiliates, (b) the sole general partner of URN, Ltd. is a Texas limited liability company and the entire membership interest in this limited liability company will be assigned to UEC or its affiliate, and (c) the entire limited partnership interest in URN, Ltd. will be assigned to UEC or its affiliate. Lessor hereby consents to the above described changes in control and ownership of STMV and agrees that same shall not constitute an assignment of the Lease.

4. Lessor (a) affirms its consent to the Assignment of the Lease to STMV, together with the changes in ownership and control as described above, (b) waives any provisions in the Lease that may have prohibited any such assignment to STMV, and (c) ratifies the Lease as so assigned to STMV.

Executed as of the _________ day of ________________, 2009.

LESSOR:

La Palangana Ranch Mineral, Ltd.

By: La Palangana Ranch Management, LLC
Its General Partner

By:
Manager

CONSENT AND RATIFICATION

1. Reference is made to that In-Situ Uranium Mining Lease dated February 15, 2006, from Edward Steelhammer ("Lessor") to Everest Resource Company, a Texas corporation, as Lessee, a Memorandum thereof being recorded in Volume 417, Page 271 of the Official Records of Duval County, Texas ("Lease").

2. Pursuant to Assignment (the "Assignment") dated effective as of April 1, 2006 from Everest Resource Company to South Texas Mining Venture, LLP., and recorded in Volume 425, Page 802 of the Official Records of Duval County, Texas, the Lease was assigned to South Texas Mining Venture, LLP ("STMV").

3. STMV is a Texas Joint Venture General Partnership comprised of Everest Exploration Inc., a Texas corporation ("EEI") and URN South Texas Project, Ltd., a Texas limited partnership ("URN, Ltd."). Lessor has been advised that the ownership and control of STMV will change as follows: (a) EEI will assign and transfer its entire partnership interest in STMV to Uranium Energy Corp., a Nevada corporation ("UEC"), or to one of its affiliates, (b) the sole general partner of URN, Ltd. is a Texas limited liability company and the entire membership interest in this limited liability company will be assigned to UEC or its affiliate, and (c) the entire limited partnership interest in URN, Ltd. will be assigned to UEC or its affiliate. Lessor hereby consents to the above described changes in control and ownership of STMV and agrees that same shall not constitute an assignment of the Lease.

4. Lessor (a) affirms its consent to the Assignment of the Lease to STMV, together with the changes in ownership and control as described above, (b) waives any provisions in the Lease that may have prohibited any such assignment to STMV, and (c) ratifies the Lease as so assigned to STMV.

Executed as of the _________ day of ________________, 2009.

LESSOR:

Edward Steelhammer